UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Unit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIT CORPORATION

NOTICE OF THE ANNUAL MEETING OF OUR STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date	Wednesday, May 2, 2012

Meeting Time	11:00 a.m., Central Time

Meeting Place	Tulsa Room - Ninth Floor
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma

Dear Stockholder:

On behalf of the board of directors and management, it is my pleasure to invite you to our Annual Meeting of Stockholders to be held on Wednesday, May 2, 2012 at 11:00 a.m., Central Time. The meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers. There will also be time for questions.

Information about the meeting, including the various matters on which you will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

We hope that you will be able to attend the annual meeting. However, whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.

If you have any questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. If you are a registered stockholder and have questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company (AST) at:

Toll Free Number: (800) 710-0929

Foreign Stockholders: (718) 921-8283

Web Site Address: www.amstock.com

AST Customer Service Representatives are also available through AST’s “Live Help” Internet service weekdays from 9:00 a.m. - 5:00 p.m., Eastern Time.

I look forward to your participation and thank you for your continued support.

Dated this 16th day of March 2012.

Sincerely,

John G. Nikkel
Chairman of the Board

7130 S. Lewis Ave., Suite 1000, Tulsa, OK 74136  —  PO Box 702500, Tulsa, OK 74170-2500

Phone: (918) 493-7700   —   Fax: (918) 493-7711

UNIT CORPORATION

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Central Time, on Wednesday, May 2, 2012

Place	Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma

Items of Business	• elect John G. Nikkel, Robert J. Sullivan Jr., and Gary R. Christopher to our board of directors for a three-year term expiring in 2015 (Item No. 1 on the proxy card);

• cast a non-binding advisory vote on executive compensation (“say-on-pay vote”) (Item No. 2 on the proxy card);

• re-approve the material terms of the performance goals for qualified performance-based compensation under the Unit Corporation Stock and Incentive Compensation Plan (Item No. 3 on the proxy card);

• approve the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (Item No. 4 on the proxy card);

• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2012 (Item No. 5 on the proxy card); and

• transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.

Record Date	March 5, 2012

Voting Options	Most stockholders have four options for submitting their vote:

• via the Internet (please see your proxy card for instructions),

• by phone (please see your proxy card for instructions),

• by mail, using the paper proxy card, and

• in person at the meeting.

Date of this Notice	March 16, 2012

By Order of the Board of Directors,

Mark E. Schell Senior Vice President, Secretary and General Counsel

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 2, 2012

This proxy statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2012 Annual Meeting of Stockholders. Mailing of this proxy statement will commence on or about March 16, 2012.

(i)

Potential Payments on Termination or Change in Control	33

Separation benefit plan	33

Change-in-control arrangements	34

Payments on termination or change-in-control table	36

Retirement or consulting agreements	38

Related Person Transactions	38

Our related person transaction policy	38

Certain transactions between the company and its officers, directors, nominees for director and their associates	39

Report of the Audit Committee	39

Principal Accountant Fees and Services	40

Fees incurred for PricewaterhouseCoopers LLP	40

Policy on audit committee pre-approval of audit and permissible non-audit services of independent auditor	40

Compensation Committee Interlocks And Insider Participation	41

Items to be Voted on	41

Item 1: Election of directors	41

Item 2: Advisory vote on executive compensation (“say on pay”)	44

Item 3: Re-approval of performance goals included in the Unit Corporation Stock and Incentive Compensation Plan, as currently in effect, for the purposes of section 162(m) of the Code	45

Item 4: Approval of the Amended and Restated Unit Corporation Stock and Incentive Compensation Planto increase number of shares subject to the plan, permit grants of awards to non-employee directors, approve section 162(m) performance goals, and increase annual maximum award limits	47

Item 5: Ratification of appointment of independent registered public accounting firm	55

Other Matters	55

Section 16(a) beneficial ownership reporting compliance	55

Matters which may come before the meeting	55

2013 stockholder proposals or nominations	56

Contacting us	56

Availability of our Form 10-K, annual report and proxy statement	57

Incorporation by reference	57

Addendum:

A – Copy of the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan

(ii)

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The board of directors of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with our annual meeting of stockholders. The meeting will take place on May 2, 2012. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?

A:	These materials include:

•	this Notice of the Annual Meeting of our Stockholders and Proxy Statement (the “proxy statement”); and
•	our Annual Report for the year ended December 31, 2011 (the “annual report”).

If you requested printed versions of these materials by mail, they also include the proxy card or vote instruction form for the annual meeting.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 5, 2012. On that date, there were 48,614,976 shares outstanding and entitled to vote at the meeting.

Q:	What information is contained in this proxy statement?

A:	The information included relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and certain executive officers, and certain other required information.

Q:	What is an “NEO?”

A:	An NEO is one of the “named executive officers” for whom we provide compensation information in this proxy statement. For purposes of this proxy statement, our NEOs are:

•	Larry D. Pinkston, our CEO and President;
•	Mark E. Schell, our Senior Vice President, General Counsel and Secretary;
•	David T. Merrill, our Chief Financial Officer and Treasurer;
•	John Cromling, the Executive Vice President of Unit Drilling Company; and
•	Bradford J. Guidry, the Executive Vice President of Unit Petroleum Company.

Q:	Can I access the proxy material on the Internet?

A:	Yes. We place the proxy material on our web site at www.unitcorp.com.

Q:	How may I obtain the company’s latest 10-K?
A:	You may go to our website, www.unitcorp.com, and download and print a copy of our Form 10-K or you can have one mailed to you at no charge by submitting a request to:

Unit Corporation

Attn: Investor Relations

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

www.unitcorp.com

We will also furnish any exhibit to the Form 10-K if you ask for it.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	the election of John G. Nikkel, Robert J. Sullivan Jr., and Gary R. Christopher to the board of directors for terms that expire in 2015;
•	a non-binding advisory resolution to approve executive compensation as disclosed in this proxy statement;
•

the re-approval, for purposes of continuing to elect to deduct compensation under Section 162(m) of the Internal Revenue Code, as amended, and regulations under it (the “Code”), the performance goals applicable to awards intended to constitute qualified performance-based compensation under the existing Unit Corporation Stock and Incentive Compensation Plan;

•

the approval of the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan to, among other things, increase the number of shares of stock authorized for issuance from 2,500,000 to 3,300,000, to permit grants of awards to non-employee directors, to approve for purposes of Section 162(m) of the Code performance goals for performance-based compensation, and to increase the maximum annual award limits applicable to awards under that plan; and

•	the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the meeting or you can vote by mail, telephone, or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker, or other nominee describing how to vote your shares.

The enclosed proxy card contains instructions for voting by mail, by telephone, or over the Internet. The proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board.

Q:	How does the board recommend I vote on the proposals?

A:	The board recommends you vote “FOR” each of Items No. 1, 2, 3, 4, and 5.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	submitting a new proxy;
•	giving written notice before the meeting to our corporate secretary stating that you are revoking your proxy; or
•	attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	American Stock Transfer & Trust Company, our transfer agent, will count the vote. A representative of American Stock Transfer & Trust Company will also act as the inspector of election.

Q:	How many votes must be present to hold the annual meeting?

A:	In order to conduct business and have a valid vote at the meeting a quorum must be present in person or represented by proxies. A quorum is defined as at least a majority of the shares outstanding on the record date and entitled to vote. In accordance with our amended and restated bylaws and Delaware law, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

Q:	What are broker “non-votes?”

A:	Broker “non-votes” occur when a broker is not permitted to vote shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of various national and regional securities exchanges. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, the broker may generally vote on routine matters but cannot vote on non-routine matters. This means that if you do not provide voting instructions to your broker for the non-routine items on our agenda, your broker will inform the inspector of elections that it does not have the authority to vote your shares with respect to those matters. This is referred to as a “broker non-vote.”
Q:	Which ballot measures are considered “routine” or “non-routine?”

A:	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012 (Item No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Item No. 5.

The election of directors (Item No. 1), the advisory vote on executive compensation (Item No. 2), the approval of performance metrics included in the Unit Corporation Stock and Incentive Compensation Plan for purposes of Section 162(m) of the tax code (Item No. 3), and the approval of the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (Item No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Item Nos. 1, 2, 3, and 4.

Q:	How many votes are required to approve the proposals?

A:	Directors will be elected by a plurality of the votes cast. This means that the three nominees with the greatest number of “FOR” votes will be elected as directors. Votes withheld will have no effect on the election of directors. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of the director elections.

Approval of Items No. 2 through Item No. 5 require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions on these matters will be treated as votes against the proposal. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of the proposals.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address. However, the proxy card does not include shares held for participants in our 401(k) plan. Instead, those participants will receive from the plan trustee separate voting instruction cards covering these shares. If voting instructions are not received from participants in the plan, the plan trustee will vote the shares in the same proportion as the votes that were cast by participants.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive according to the instructions on that specific card. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the meeting?

A:	Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted on at the meeting. If you grant a proxy, the persons named as proxyholders, Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, one or more of the board’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for that candidate or candidates as may be nominated by the board on the recommendation of the nominating and governance committee.
Q:	Where can I find the voting results of the annual meeting?

A:	The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a current report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	Stockholder proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 16, 2012. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals will also need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 496-6302

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws, and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

•	not earlier than the close of business on January 2, 2013; and
•	not later than the close of business on February 1, 2013.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the previous year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and
•	10 days after public announcement of the meeting date.

Nomination of director candidates. You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendations should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on behalf of who the nomination or proposal is made, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder (and such beneficial owner, if any), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the January 2, 2013 through February 1, 2013 time period described above.

Copy of bylaw provisions. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:	We have hired Alliance Advisors, LLC, Bloomfield, New Jersey, as proxy solicitor to assist in the distribution of proxy materials and solicitation of votes. We will pay Alliance Advisors a fee of $6,500, plus reasonable out-of-pocket expenses incurred in connection with their proxy solicitation activities on our behalf. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Some of our employees may also solicit proxies. Alliance Advisors or our employees may solicit proxies in person, by telephone and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties.

Q:	What is the company’s fiscal year?

A:

The company’s fiscal year is the calendar year period that ends on the 31st of December. Unless otherwise stated, all information presented in this proxy statement is based on the company’s fiscal year.

Q:	How can I obtain the company’s corporate governance information?

A:	Our Internet website is located at www.unitcorp.com. You may also enter www.unitcorp.com/corpgov.html for a direct link to the following information:

•	Our bylaws;
•	Audit Committee Charter;
•	Compensation Committee Charter;
•	Nominating and Governance Committee Charter;
•	Corporate Governance Guidelines;
•	Code of Business Conduct and Ethics;
•	Accounting and Auditing Complaint Procedures;
•	Policy and Procedures with respect to Related Person Transactions; and
•	Director Independence guidelines.

Our corporate governance webpage also has a link for reporting on any accounting, internal controls, or auditing matters that pertain to us.

CORPORATE GOVERNANCE AND BOARD MATTERS

GENERAL GOVERNANCE INFORMATION

We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at http://www.unitcorp.com/corpgov.html and copies of these documents may also be obtained from our corporate secretary. These provisions apply to our directors, employees, and officers, including our principal executive officer, principal financial officer, and principal accounting officer. We will post any amendments or waivers to our Code of Business Conduct and Ethics that are required to be disclosed by the rules of either the SEC or the NYSE on our website.

Each year, our directors and executive officers are asked to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Our CEO and general counsel are charged with resolving any conflict of interests not otherwise resolved under one of our other policies.

DIRECTOR INDEPENDENCE CRITERIA

Our board has defined an independent director as a director who the board has determined has no material relationship with the company, either directly, or as a partner, stockholder, or executive officer of an organization that has a relationship with the company. A relationship is “material” if, in the judgment of the board, the relationship would interfere with the director’s independent judgment. Based on the materiality guidelines adopted by the board, a director is not independent if:

•

the director, or the director’s immediate family member received as direct compensation any payment from the company in excess of $120,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with the company, except that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered in determining independence;

•

the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which the company made, or from which the company received for property or services (other than those arising solely from investments in the company’s securities), payments in excess of the greater of $1 million or

2% of that company’s consolidated gross revenues in any of the last three fiscal years; or
•

the director serves as an executive officer of any tax exempt organization which received contributions from the company in any of the preceding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of that tax exempt organization’s consolidated gross revenues.

Any person who, or whose immediate family member(s), has within the last three years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. No director will be independent if he or she is currently, or was at any time within the last three years, an employee of the company.
•

Interlocking directorships. No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•

Former executive officers of company. No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of the company.

•

Former auditor. No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm; and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on the company’s audit within that time.

Additional requirements for audit committee members.

A director is not considered independent for purposes of serving on the audit committee, and may not serve on the audit committee, if the director:

•

receives directly or indirectly any consulting, advisory, or compensatory fee from the company, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service); or

•

is an affiliated person of the company or its subsidiaries, as determined in accordance with SEC regulations. In this regard, audit committee members are prohibited from owning or controlling more than 10% of any class of the company’s voting securities or such lower amount as may be established by the SEC.

Additional requirements for compensation committee members. A director is not considered independent for purposes of serving on the compensation committee, and may not serve on the compensation committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Code;
•	has ever been an officer of the company; or
•

has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000.

DIRECTOR INDEPENDENCE DETERMINATIONS

The board has determined that at the present time William B. Morgan, John H. Williams, J. Michael Adcock, Gary R. Christopher, Robert J. Sullivan Jr., Steven B. Hildebrand, Larry C. Payne, and G. Bailey Peyton IV have no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is independent within the meaning of both our director independence standards and those of the NYSE, as currently in effect. The board has also determined that each of the current members of its three standing committees has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of our director independence standards.

ROLE OF THE BOARD IN OUR RISK MANAGEMENT PROCESS

Oversight of risk management committee. Our board’s oversight of our risk management activities is delegated to our audit committee. The audit committee manages this responsibility by maintaining regular contact with our vice president of corporate planning, who oversees our risk management committee. The risk management committee was established in April of 2009, and is staffed by employees of our executive and operations management. The objective of this committee is to identify and analyze factors that might pose a significant risk to our company as a whole. In the fall of 2009, the committee began the process of conducting in-depth risk analyses of the most significant potential risks initially identified. As necessary and feasible, remediation plans have been developed for the highest-priority risks. In April 2010, the committee completed its first full report and presented its findings to the audit committee. The committee has continued its annual risk analysis since that time. The vice president of corporate planning provides periodic progress reports directly to the audit committee, which provides input and direction that is communicated back to the risk management committee. The audit committee keeps the full board updated on the ongoing risk management activities of the company and reports any significant findings to the board. In addition, management discusses its highest priority risks and remediation plans with the full board.

Oversight of hedging activities. We hedge some of our oil, natural gas, and natural gas liquids production. The objective of our hedging program is to manage, to a degree, our exposure to changes in commodity prices. Any risk to our company from our hedging activities is overseen by our board. The board defines the scope of our permissible hedging or derivatives activities. The audit committee (and, ultimately, the board) monitors our hedging activities on an ongoing basis.

BOARD STRUCTURE AND COMMITTEES

Our board is currently structured so that the principal executive officer (our CEO) and board chair positions are separate. Our Corporate Governance Guidelines provide that the board has no policy with respect to separation of these positions. Our board believes that the decision to combine or separate those positions should be an ad hoc decision based on the qualities of the individuals being considered to fill them at a given point in time. Our board’s oversight of risk management has had no effect on our leadership structure.

The current structure is a result of specific facts and circumstances and not a specific governance policy. When Mr. Nikkel chose to step down as CEO and retain only his Chairman position in 2005, both he and Mr. Pinkston had many years of leadership experience with the company, along with the valuable insights that such experience provides. Separating the Chairman and CEO positions at that time was part of the succession plan for Mr. Nikkel, and the board felt that his ongoing service as Chairman would be a continuing benefit to the company. Accordingly, the board chose to have Mr. Nikkel continue in his role as Chairman, and elected Mr. Pinkston to succeed him as CEO. Our board believes that the combined experience and knowledge of Messrs. Pinkston and Nikkel, strengthened further by several years of successful leadership and collaboration under the current structure, continues to benefit the company. At this time and in view of the individuals involved, maintaining the separation of the CEO and Chairman positions is the most appropriate leadership structure.

Our board does not have a “lead independent director.” However, Mr. Michael Adcock, an independent directors, presides over the executive sessions of the board.

As of the date of this proxy statement, our board has ten directors and the following three standing committees:

•	audit;
•	compensation; and
•	nominating and governance.

The board is divided into three classes. Classes I and II each consist of three directors and Class III consists of four directors. Directors serve for a three year term.

Each of the board’s three standing committees operates under a written charter adopted by the committee. Each committee’s charter is available at our website at http://www.unitcorp.com/corpgov.html. In addition, copies of these charters may also be obtained from our corporate secretary.

During 2011, the board and its committees held a total of 25 meetings. Our board met eight times, seven of those meetings were regularly scheduled and one was a special telephone meeting. The committees met in the aggregate 17 times. All directors attended 100% of the board meetings except one director missed the special telephonic meeting of the board. Each committee member attended 100% of his respective committee meetings. Directors are encouraged to attend our annual meeting of stockholders. All directors attended our last annual meeting of stockholders. In addition to meetings, the board and the various committees may act, from time to time, by unanimous consent.

The following table identifies the current membership of each of the three standing committees, and the number of meetings each committee held during 2011. A summary of each committee’s responsibilities follows the table.

DIRECTOR	COMMITTEE MEMBERSHIP
	Audit	Compensation	Nominating and Governance
J. Michael Adcock	x	x*	x
Gary R. Christopher	x
Steven B. Hildebrand	x*	x
William B. Morgan	x	x	x*
Larry C. Payne	x		x
G. Bailey Peyton IV		x
John H. Williams		x	x
Number of meetings	10	4	3
*	Designates the chairman of the committee.

Audit Committee. The responsibilities of our audit committee include:

•	selecting our independent registered public accounting firm;
•	approving all audit engagement fees and terms;
•	to pre-approve all audit and non-audit services to be rendered by our independent registered public accounting firm;
•	reviewing and approving our annual and quarterly financial statements;
•	to consult with our employees and our independent registered public accounting firm to determine the adequacy of our internal accounting controls over financial reporting;
•	overseeing our relationship with our independent registered public accounting firm;
•	overseeing our internal audit functions;
•

reviewing with our independent registered public accounting firm and our internal audit department and management any significant matters regarding internal controls over financial reporting that may come to their attention during the conduct of their audit;

•	recommending to our board whether the financial statements should be included in our annual report on Form 10-K;
•	reviewing our earnings press releases, as well as our policies with respect to the publication of our earnings and other financial information; and
•	monitoring our ongoing risk assessment and management activities.

The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members.

The committee has the authority to obtain advice and assistance and receive appropriate funding from the company for outside legal, accounting, or other advisors, as the committee deems necessary or appropriate to carry out its duties.

The committee has established procedures for the receipt, retention, and treatment (on a confidential basis) of complaints received by the company, the board, or the audit committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Accounting and Auditing Complaint Procedures posted on our website.

The report of the audit committee is included at page 39.

Compensation Committee. Our compensation committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies and programs. In carrying out these responsibilities the committee:

•	annually reviews and approves any corporate goals and objectives relevant to our CEO’s compensation, and makes recommendations to the board as to our CEO’s compensation;
•	recommends to our board the compensation of our other executive officers and certain key employees;
•	reviews the severance arrangements, change-in-control agreements, and any special or supplemental benefits or plans (if any) applicable to our NEOs;

•	administers any director and employee compensation plans, policies and programs, and discharges its duties under those plans;
•	recommends director compensation;
•	reviews and approves the “compensation discussion and analysis” for inclusion in our proxy statement; and
•	has the authority to retain compensation consultants or other advisors to assist the committee in its evaluation of director, CEO, or executive officer compensation.

The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members. For additional information on the operations of the committee, see “Compensation Discussion and Analysis – Administration of our executive compensation program – overview of the process.”

The compensation committee report is included at page 16.

Nominating and Governance Committee. The responsibilities of this committee include:

•	advising the board as a whole on corporate governance matters;
•	advising the board on the size and composition of the board;
•	recommending a slate of nominees for election to the board;
•	identifying those individuals qualified to become board members, consistent with any criteria approved by the board;
•	identifying best practices and recommending corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	recommending membership to each board committee; and
•	defining specific criteria for director independence.

CONSIDERATION OF NOMINEES FOR DIRECTOR

Stockholder nominees. The nominating and governance committee is charged with evaluating any properly submitted stockholder nominations for candidates for membership on our board as more fully described below under “Identifying and evaluating nominees for directors; diversity policy.” In evaluating nominations, the committee seeks (but is not obligated) to achieve a balance of diversity, age, knowledge, skills, experience, and expertise on the board. Any stockholder nominations submitted for consideration by the committee should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

Our bylaws also permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors under our bylaws, see “QUESTIONS AND ANSWERS - What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

DIRECTOR QUALIFICATIONS

General director qualifications. Our Corporate Governance Guidelines contain certain criteria that our nominating and governance committee uses in evaluating nominees that it may recommend for a position on our board. Under these criteria, nominees should meet the board’s qualifications as independent (as applicable) and should have sufficient time to carry out their duties as well as being able to provide services beneficial to the company’s success. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.

Current director specific qualifications. Each of our current directors possesses a combination of attributes that qualifies him for service on our board. These attributes can include (but are not limited) to: business experience (in general or specific to our industry), knowledge based on specialized education (such as technical industry training or legal or accounting), and leadership abilities (civic, work-related or both). We believe the qualifications of our directors, individually and collectively, have made our board an effective and productive one.

The following is a non-exhaustive description of the attributes of each of the three nominees standing for election or re-election at the 2012 Annual Meeting of Stockholders, followed by that of the other members of the board:

Nominees:

•

John G. Nikkel – Mr. Nikkel is a geologist and mathematician with over 54 years of experience in the energy industry, 45 years of which were spent in management positions. Mr. Nikkel retired from the company in 2005, after a 21-year tenure as its president and chief operating officer and then CEO. He has served the company as a director for 28 years, serving as the board’s chairman for the last seven years. His years of insight into the operations of the company and the industry, along with his years of successful leadership of the company, make him an invaluable member of the board, and more than qualify him to serve in his current position as chairman.

•

Gary R. Christopher – Mr. Christopher has a petroleum engineering degree, and over 38 years of experience in the energy industry. Mr. Christopher’s industry experience has been diverse: he has experience as a drilling engineer, production engineer, reservoir engineer, an acquisitions advisor, and an energy lending professional. Mr. Christopher has also served as President and CEO of a publicly traded oil and natural gas company. He currently consults on financial and engineering matters in the oil and natural gas business. Accordingly, Mr. Christopher has operations expertise, financial expertise, and leadership expertise, all of which have enabled him to serve as a productive board member, including in his role as an SEC audit committee financial expert. Mr. Christopher’s knowledge of lending practices and his ability to identify and analyze potential business acquisitions for the company are of significant value to the board.

•

Robert J. Sullivan Jr. – Mr. Sullivan has both undergraduate and master’s degrees in business administration, and he has over 41 years of experience in the energy business. Mr. Sullivan founded and operated both a 3D seismic company and a mid-stream natural gas transportation company, and he has been involved in a family-owned independent oil and natural gas company since 1975. He has also served the State of Oklahoma as its Energy Secretary under former Governor Frank Keating’s administration. Mr. Sullivan’s unique energy industry background serves as a complement to the backgrounds of the other industry-side directors.

Continuing directors:

•

J. Michael Adcock – Mr. Adcock is a licensed attorney with over 26 years of experience in tax, banking and SEC/regulatory compliance law, working both as in-house counsel and in private practice. He has served as CEO of two different companies, one a community bank and one a publicly-traded international energy company with exploration and production, pipeline, trading and co-generation subsidiaries. In his capacity as CEO he was responsible for all operations, financial statements, and SEC and other regulatory-agency reporting. He currently serves as Co-Trustee of a private business trust responsible for investments in real estate, oil and gas, and other equity investments. In addition, Mr. Adcock serves as chairman of the board of a privately held bank, where he is a member of the loan committee, responsible for reviewing and approving business loans. He is also a current director of a non-profit community health organization, where he serves on the compensation committee and as its finance chairman. He has 14 years of experience as a director for the company. Mr. Adcock’s legal background, his executive experience in energy operations and lending, and his familiarity with the company’s business practices and history all serve to qualify him for service on our board as well as the three committees on which he serves.

•

Steven B. Hildebrand – Mr. Hildebrand brings to the board 32 years of experience in the accounting and finance field, more than 10 years of which was as the chief financial officer for a public company. While serving as a public company executive, Mr. Hildebrand was involved in an initial public stock offering, strategic planning, SEC reporting, Sarbanes-Oxley compliance, investor relations, enterprise risk management, executive compensation, establishing and monitoring corporate compliance programs, internal audit, bank facilities, private placement debt transactions and working with ratings agencies. All of these areas of expertise are valuable to his service on the board and its audit and compensation committees. A CPA with both public and private experience, he is qualified for board service as well as serving as the chairman and SEC audit committee financial expert for our audit committee.

•

Larry C. Payne – Mr. Payne brings to the board over 36 years of experience in the energy industry, six years of which was in the capacity of president and COO of a midstream energy company engaged in natural gas liquids supply and marketing. He has an extensive background in commodity risk management, serving for six years as vice president of commodity management for another midstream energy operation. Mr. Payne is familiar with requirements for marketing various oil and natural gas components. In addition to executive and strategic experience in the industry, Mr. Payne also has extensive operational experience that includes management of assets such as product terminals, pipelines, fractionators, storage facilities, and transportation equipment. Mr. Payne’s expertise in the energy industry based on his many years of executive and operational experience is of significant value to our company, and qualifies him to serve as a board member as well as on the audit committee and the nominating and governance committee.

•

G. Bailey Peyton IV – Mr. Peyton has 23 years of energy industry operations experience. He founded an oil and natural gas exploration company in 1984 and operated it as its president until he sold the company in 2007. At the time of sale, the company operated over 120 wells with a daily production of 12,000 MCF of natural gas and 200 bbls of oil per day. Mr. Peyton currently operates a company he founded in 1985 to purchase land, minerals, and royalty interests. His company currently owns over 50,000 acres, with holdings in Texas, Oklahoma and Nebraska. The board feels that Mr. Peyton’s longtime familiarity and hands-on experience with the operations side of our exploration and production business brings experience and practical guidance to the company that qualifies him to serve as a board member as well as on the compensation committee.

•

Larry D. Pinkston – Mr. Pinkston is an accounting professional who has served the company for 30 years, 26 of which have been in the following leadership positions (some of these positions he has held concurrently):

•	Treasurer – 17 years
•	Vice President – 14 years
•	Chief Financial Officer – 14 years
•	President – 8 years
•	Director – 8 years
•	Chief Operating Officer – 7 years
•	CEO – 6 years

Mr. Pinkston’s extensive knowledge of the company (both as a whole as well as that of each of its three business segments), along with his accounting and finance expertise and his many years of experience provides significant and continuing value to our board.

•

William B. Morgan – Mr. Morgan is a licensed attorney with over 35 years of experience, both as an attorney in private practice and as vice president and general counsel of a large healthcare organization. He has also served as President of that healthcare organization’s principal for-profit subsidiary, which employed 1,500 persons. Over the course of his career, Mr. Morgan has advised clients with respect to a broad range of matters, including domestic and foreign loan syndications, project financing, leveraged sale and leasebacks, receivable and depreciation monetization, private and public placement of debt and equity securities, and entity formation. He also served as an adjunct professor of law for over 15 years, teaching securities law and appellate advocacy. Mr. Morgan has served on our board for 23 years. His experience inside and outside of the energy industry, along with his leadership and analytical skills, working knowledge of securities and compliance laws, financial and business expertise, and his extensive history with our company all qualify him for service on our board as well as the three committees on which he serves.

•

John H. Williams – Mr. Williams is a degreed engineer by training, with over 61 years of experience in the energy industry, almost thirty of which was as the President and CEO of The Williams Companies, Inc., a multi-billion dollar public energy company. During the course of his long business career, Mr. Williams has gained industry, financial, corporate governance, operating, and international business experience, all of which are of value to our board. Additionally, Mr. Williams has long been an active civic leader in his community, serving as a trustee of the Tulsa Performing Arts Center Trust since 1977, as well as serving as a director for the Philbrook Museum of Art and the Gilcrease Museum, both in Tulsa, Oklahoma, for a combined total of 12 years. Like Mr. Morgan, Mr. Williams has served the company as a director for 23 years. Mr. Williams’ lifetime knowledge of the energy industry, along with his many years as a corporate and civic leader along with his lengthy history with and knowledge of our company make him a valuable and contributing member of our board.

Our board is a mix of personalities, backgrounds and experiences that continually proves that the sum is greater than the individual parts. The current directors have a proven track record of working well together to ably guide the company.

For additional information on the background and experience of each of our directors, including their other board memberships, please refer to individual director biographical summaries starting on page 42 of this proxy statement.

Identifying and evaluating nominees for directors; diversity policy. The nominating and governance committee uses a variety of means to identify and evaluate individuals being considered for a position on our board. The committee assesses the appropriate size of the board (within the size limits contained in our corporate charter), and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated (or otherwise arise), the committee undertakes to identify those potential candidates that it believes will make good decisions and be able to contribute to the company in a meaningful way. Candidates may come to the attention of the committee through current board members, professional search firms, stockholders, or other persons. Candidates are evaluated at regular or special meetings of the committee and may be considered at any point during the year. As described above, it is the committee’s responsibility to consider any properly-submitted stockholder nominations for candidates for the board, verify the stockholder status of persons proposing candidates, and then submit its recommendations to the full board.

Our Corporate Governance Guidelines set forth our position with respect to diversity. Our board is committed to inclusiveness in selecting candidates for board membership. Within the context of our fiduciary duties, applicable law and regulations, and the membership of the board at the applicable time, our nominating and governance committee will take reasonable steps to include women, minority candidates, and candidates from non-traditional environments (such as government, academia, and non-profit organizations) in the pool from which board nominees are chosen. Although there is no specific implementation plan, achievement of our diversity goals is evaluated annually as part of our board self-evaluations.

EXECUTIVE SESSIONS

Executive sessions of non-management directors are held from time to time following regularly-scheduled board meetings. The sessions are scheduled and presided over by Mr. J. Michael Adcock, who was elected by the board to chair its executive sessions. Any non-management director can request that an executive session be scheduled.

Any interested party may communicate directly with the presiding director by writing to the following:

Mr. J. Michael Adcock

c/o Corporate Secretary

Unit Corporation

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

CONTACTING OUR BOARD

Individuals may communicate with our board by submitting an e-mail to the board in care of the company’s corporate secretary at mark.schell@unitcorp.com or sending a letter to: Board of Directors, c/o Corporate Secretary, Unit Corporation, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136.

The chair of the nominating and governance committee has been designated as the person to receive communications directed to non-management directors. Our stockholders may write to the chairman of this or any other board committee or to the outside directors as a group c/o Mark E. Schell, Senior Vice President and General Counsel, Unit Corporation, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136.

Stockholder communications are distributed to the board, or to the appropriate individual director or directors, depending on the facts and circumstances of the communication. However, at the request of the board, certain items that are not related to the duty and responsibilities of the board are excluded, such as advertisements, junk mail, mass mailings, spam, and surveys.

BOARD AND COMMITTEE EVALUATIONS

Each year the board evaluates its performance and effectiveness. Each director completes a board evaluation form to solicit feedback on specific aspects of the board’s role, organization, and meetings. The collective ratings and comments are compiled by or for the chairman of the nominating and governance committee, and presented by him to the full board. Additionally, each of the three standing board committees conducts an annual self-evaluation of its performance through a committee evaluation form.

DIRECTORS’ COMPENSATION AND BENEFITS

CASH COMPENSATION

Only non-employee directors receive compensation for serving as a director. The various components of the 2011 cash compensation paid to our non-employee directors are as follows:

Annual retainer (payable quarterly)	$60,000
Annual retainer for each committee a board member serves on (payable quarterly)	$3,500
Each board meeting attended*	$1,500
Each committee meeting attended*	$1,500
Additional compensation for service as chairman of the audit committee**	$7,500
Additional compensation for service as chairman for each of the compensation committee and nominating and governance committee**	$3,500
Reimbursement for expenses incurred attending stockholder, board and committee meetings	Yes
Range of total cash compensation (excluding expense reimbursement and retirement/consulting fees) earned by directors for the year 2011	$52,500 – $104,000

*    No fees were paid for the special telephonic meeting of the board held April 5, 2011. Additionally, the audit committee conducts quarterly telephone meetings expressly for purposes of finalizing its review and approval of financial reports and earnings press releases. No meeting fees are paid for these quarterly telephone meetings.

  ** Effective January 1, 2012, the audit committee chairman will receive $15,000 annually, payable quarterly, for serving in that capacity, and both the compensation committee chairman and the nominating and governance committee chairman will receive $6,000 annually, payable quarterly, for their services as committee chairs. Additionally, the chairman of the board will be paid a retainer of $25,000 per year, payable quarterly, for services in that capacity during 2012.

EQUITY AWARDS

If, at the 2012 annual meeting, our stockholders approve the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “amended stock plan”), voting Item No. 4 in this proxy statement, we will make annual awards to our non-employee directors under the amended stock plan and we will no longer grant new awards under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan (the “option plan”). The option plan is the plan under which we have in years past granted annual stock option awards to our non-employee directors.

If our stockholders do not approve the amended stock plan, we will continue to make grants to our non-employee directors under the option plan. Under that plan, each non-employee director automatically receives an option to purchase 3,500 shares of our common stock on the first business day following each annual meeting of our stockholders. The option exercise price is the NYSE closing price of our common stock on that date. Payment of the exercise price can be made in cash or in shares of common stock that have been held by the director for at least one year. No stock option can be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. Shares that are issued under either the stock plan or the directors’ option plan can be clawed back in the event of certain specified instances of director misconduct.

As of March 5, 2012, 175,000 shares were subject to outstanding options held by current non-employee directors and there were 230,000 shares remaining for use in connection with any future awards.

The following table shows the outstanding options held by our non-employee directors as of March 5, 2012:

Director	Date of Option	Shares Subject to Option(#)	Exercise Price($)
	05/05/05	3,500	39.50
	05/04/06	3,500	62.40
	05/03/07	3,500	57.63
	05/08/08	3,500	73.26
J. Michael Adcock	05/07/09	437	31.30
	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81
	05/04/06	3,500	62.40
	05/03/07	3,500	57.63
	05/08/08	3,500	73.26
Gary R. Christopher	05/07/09	437	31.30
	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81
	05/07/09	437	31.30
Steven B. Hildebrand	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81
	05/08/03	3,500	20.46
	05/06/04	3,500	28.23
	05/05/05	3,500	39.50
	05/04/06	3,500	62.40
William B. Morgan	05/03/07	3,500	57.63
	05/08/08	3,500	73.26
	05/07/09	437	31.30
	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81
	05/05/05	3,500	39.50
	05/04/06	3,500	62.40
	05/03/07	3,500	57.63
John G. Nikkel	05/08/08	3,500	73.26
	05/07/09	437	31.30
	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81
Larry C. Payne	05/05/11	3,500	53.81

Director	Date of Option	Shares Subject to Option(#)	Exercise Price($)
G. Bailey Peyton IV	05/05/11	3,500	53.81
	05/04/06	3,500	62.40
	05/03/07	3,500	57.63
	05/08/08	3,500	73.26
Robert J. Sullivan Jr.	05/07/09	437	31.30
	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81
	05/02/02	3,500	20.10
	05/08/03	3,500	20.46
	05/06/04	3,500	28.23
	05/05/05	3,500	39.50
	05/04/06	3,500	62.40
John H. Williams	05/03/07	3,500	57.63
	05/08/08	3,500	73.26
	05/07/09	437	31.30
	05/29/09	3,063	33.51
	05/06/10	3,500	41.21
	05/05/11	3,500	53.81

DIRECTOR COMPENSATION TABLE

The following table shows the total compensation received in 2011 by each of our non-employee directors:

DIRECTOR COMPENSATION FOR 2011
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Michael Adcock	104,000	n/a	82,460	n/a	n/a	-	186,460
Gary R. Christopher	83,000	n/a	82,460	n/a	n/a	-	165,460
Steven B. Hildebrand	100,000	n/a	82,460	n/a	n/a	-	182,460
King P. Kirchner*	70,500	n/a	n/a	n/a	n/a	-	70,500
William B. Morgan	104,000	n/a	82,460	n/a	n/a	-	186,460
John G. Nikkel	70,500	n/a	82,460	n/a	n/a	35,004(3)	187,964
Larry C. Payne	52,500	n/a	82,460	n/a	n/a	-	134,960
G. Bailey Peyton IV**	52,500	n/a	82,460	n/a	n/a	-	134,960
Robert J. Sullivan Jr.**	78,500	n/a	82,460	n/a	n/a	-	160,960
John H. Williams	88,000	n/a	82,460	n/a	n/a	-	170,460
*	Mr. Kirchner served as a director from January 1, 2011 until May 2011 when he retired to the position of a director emeritus. The amount shown as Mr. Kirchner’s Total compensation reflects all fees paid for service from January 1, 2011, through December 31, 2011.
**	Messrs. Payne and Peyton were elected to the board on May 4, 2011. The amounts shown for each of them as Total Compensation reflects all fees paid for services from May 4, 2011, through December 31, 2011.

   Notes to table:

(1)	Represents cash compensation for board and committee meeting attendance, retainers, and service as a committee chairman.
(2)	The amounts included in the “Option Awards” column are calculated under FASB ASC Topic 718 using an exercise price of $53.81 reflecting the fair market value on the date of grant. For a discussion of the valuation assumptions used in calculating these values, see Notes 2 and 12 to our 2011 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2011. Our current non-employee directors had the following aggregate number of stock options outstanding at the end of 2011:

Name	Number of Options as of December 31, 2011
J. Michael Adcock	24,500
Gary R. Christopher	21,000
Steven B. Hildebrand	10,500
William B. Morgan	31,500
John G. Nikkel	24,500
Larry C. Payne	3,500
G. Bailey Peyton IV	3,500
Robert J. Sullivan Jr.	21,000
John H. Williams	35,000

(3)	Represents amounts paid under certain of our plans or retirement or consulting agreements as more fully discussed under, “Potential payments on termination or change in control - Retirement or consulting agreements.”

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares of our common stock beneficially owned by each of our current directors, each NEO and by all current directors and executive officers as a group as of March 5, 2012. Except as otherwise noted, all shares are directly owned.

STOCK OWNED BY OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 5, 2012
Name of Beneficial Owner	Common Stock(1)	Stock Appreciation Rights and Options Exercisable within 60 days(3) (b)	Unvested Common Stock(4)	Total
	(a)		(c)
J. Michael Adcock	17,891(2)	24,500	-	42,391
Gary R. Christopher	12,000	21,000	-	33,000
Steven B. Hildebrand	3,000(2)	10,500	-	13,500
William B. Morgan	7,500	31,500	-	39,000
John G. Nikkel	122,989(2)	24,500	-	147,489
Larry C. Payne	0	3,500	-	3,500
G. Bailey Peyton IV	3,550	3,500	-	7,050
Robert J. Sullivan Jr.	0	21,000	-	21,000
John H. Williams	1,000	35,000	-	36,000
Larry D. Pinkston	55,491	98,745	90,504	244,740
Mark E. Schell	63,100	47,449	37,284	147,833
David T. Merrill	13,794	34,772	35,772	84,338
John Cromling	16,888	26,504	35,772	79,164
Bradford J. Guidry	6,274	28,631	38,931	73,836
All directors and executive officers as a group*	323,477	411,101	238,263	972,841
*	Each named director and officer individually owns less than one percent of our outstanding shares of common stock and collectively the directors and officers own 1.9% . For purposes of calculating this percentage ownership, the total number of shares outstanding includes the shares previously issued and outstanding (which includes all of the “Unvested” restricted stock identified in column (c)) plus the number of shares that any named owner has the right to acquire within 60 days.

 Notes to table:

(1)	Includes the following shares of common stock held under our 401(k) thrift plan as of March 5, 2012: Mr. Pinkston, 6,876 shares; Mr. Schell 36,518 shares; Mr. Merrill, 5,000 shares; Mr. Cromling, 2,645 shares; Mr. Guidry, 822 shares; and directors and executive officers as a group, 51,861 shares. Excludes unvested common stock, which is set forth separately in column (c), and explained at footnote (4) below.
(2)	Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses, trusts or for the benefit of family members: Mr. Adcock, 17,891 shares; Mr. Nikkel, 35,000 shares; and Mr. Hildebrand, 3,000 shares.
(3)	The stock appreciation rights (all settled in stock) and options have all vested but have not been exercised.
(4)	These unvested shares of restricted stock over which the executive officer has voting power but not investment power were awarded as follows:
(a)	On March 9, 2010, the following restricted stock awards were granted. The total amount of the awards and the vesting schedule is shown below. The unvested part of these awards is subject to the recipient’s continued employment with the company on the vesting date:

Name	Shares subject to award	Vesting schedule (#)
		4/1/10	4/1/11	4/1/12	4/1/13
Larry D. Pinkston	37,018	(9,255)	(9,255)	9,254	9,254
Mark E. Schell	10,334	(2,584)	(2,584)	2,583	2,583
David T. Merrill	9,985	(2,497)	(2,496)	2,496	2,496
John Cromling	9,985	(2,497)	(2,496)	2,496	2,496
Bradford J. Guidry	9,985	(2,497)	(2,496)	2,496	2,496

(b)	On February 15, 2011, the following restricted stock awards were granted. Seventy percent of the total amount of the awards is time vested and will vest as shown in the first three columns of the vesting schedule below. The remaining thirty percent, shown in the fourth column of the vesting schedule shown below, is performance-based and will vest, subject to adjustment based on achievement of certain performance criteria, on March 9, 2014. The unvested part of these awards is subject to the recipient’s continued employment with the company on the vesting date:

Name	Shares subject to award	Vesting schedule (#)
		70%			30%
		3/9/12	3/9/13	3/9/14	3/9/14
Larry D. Pinkston	25,661	5,988	5,988	5,987	7,698
Mark E. Schell	8,950	2,089	2,088	2,088	2,685
David T. Merrill	8,665	2,022	2,022	2,021	2,600
John Cromling	8,665	2,022	2,022	2,021	2,600
Bradford J. Guidry	8,665	2,022	2,022	2,021	2,600

(c)	On February 14, 2012, the following restricted stock awards were granted. Seventy percent of the total amount of the awards is time vested and will vest as shown in the first three columns of the vesting schedule below. The remaining thirty percent, shown in the fourth column of the vesting schedule shown below, is performance-based and will vest, subject to adjustment based on achievement of certain performance criteria, on March 9, 2015. The unvested part of these awards is subject to the recipient’s continued employment with the company on the vesting date:

Name	Shares subject to award	Vesting schedule (#)
		70%			30%
		3/9/13	3/9/14	3/9/15	3/9/15
Larry D. Pinkston	46,335	10,812	10,812	10,811	13,900
Mark E. Schell	23,168	5,406	5,406	5,406	6,950
David T. Merrill	22,115	5,160	5,160	5,160	6,635
John Cromling	22,115	5,160	5,160	5,160	6,635
Bradford J. Guidry	25,274	5,897	5,897	5,897	7,583

STOCKHOLDERS OWNING MORE THAN 5% OF OUR COMMON STOCK

The following table sets forth information concerning the beneficial ownership of our common stock by stockholders who own more than five percent of our common stock.

STOCKHOLDERS WHO OWN MORE THAN 5% OF OUR COMMON STOCK
Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
George Kaiser Family Foundation
7030 S Yale, Suite 600	4,770,271	9.81%
Tulsa, Oklahoma 74136
Royce & Associates, LLC
1414 Avenue of the Americas	7,222,650	14.86%
New York, New York 10019
FMR LLC
82 Devonshire Street	6,285,446	12.92%
Boston, MA 02109
Black Rock, Inc.	2,468,680
40 East 52nd Street		5.07%
New York, NY 10022

Notes to table:

(1)	Beneficial ownership is based on the Schedule 13G or 13G/A most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.
(2)	Based on the issued and outstanding shares of our common stock as of March 5, 2012.

EXECUTIVE COMPENSATION

OVERVIEW OF NEOS’ 2011 COMPENSATION

•	Salary:
•	Larry D. Pinkston – $684,000
•	Mark E. Schell – $342,600
•	David T. Merrill – $331,000
•	John Cromling – $331,000
•	Bradford J. Guidry – $331,000
•	Cash bonuses (50% performance-based, 50% discretionary) awarded in 2012 as annual or short-term incentive compensation for 2011:
•	Larry D. Pinkston – $540,702
•	Mark E. Schell – $175,000
•	David T. Merrill – $170,000
•	John Cromling – $170,000
•	Bradford J. Guidry – $180,000
•	Number of shares of restricted common stock (30% performance-based, 70% time vested) subject to awards made in 2011:
•	Larry D. Pinkston – 25,661
•	Mark E. Schell – 8,950
•	David T. Merrill – 8,665
•	John Cromling – 8,665
•	Bradford J. Guidry – 8,665

HIGHLIGHTS OF 2011 FINANCIAL PERFORMANCE

•	exceeded originally budgeted cash flow per share by 18%;
•	exceeded originally budgeted net income by 16%;
•	commodity hedging program provided $4 million of cash flow;
•	successfully completed our first public debt offering of $250 million of Senior Subordinated Notes;
•	net income increased 34% over 2010;
•	net income per diluted share increased 32% over 2010; and
•	invested over $832 million in capital expenditures and maintained a conservative debt to capitalization ratio of 13%.

Unit Corporation

Financial Performance Markers

Fiscal Years 2010 and 2011

($ in millions)

* Represents net cash provided by operating activities.

As the chart shows, our 2011 annual revenues, net income, and cash flow were all up compared to 2010.

The compensation committee considered various aspects of our 2011 performance in connection with making its compensation decisions. We believe those decisions resulted in a well-balanced compensation package that met our goals of competitively compensating our executives for performance while at the same time managing the resources of the company, all of which serve to build stockholder value.

PROTECTING THE INTEGRITY OF OUR COMPENSATION PRACTICES

Compensation practices supporting our efforts to make sound executive compensation decisions and deliver stockholder value include:

•	Clawback rights – We have the right to “claw back” our long-term incentive compensation paid to any executive who commits specific acts of fraud or dishonesty;
•	Performance metrics – Since 2011, we have awarded a portion of our short- and long-term incentive awards subject to certain performance metrics.
•

Ongoing compensation risk assessment – As described in “Our compensation policies and program as they relate to risk management” on page 18, our compensation committee continually evaluates the risk associated with the compensation decisions it makes, and our risk management plan has identified compensation risk as one of the risks to be analyzed; and

•

Trend toward longer-term and at-risk compensation for executives – Our practices with respect to the mix between long-term and short-term compensation, and between time-vested, and performance-vested (“at risk”) compensation have shifted over the last several years. As recently as 2006, 82% of our executives’ compensation was in salary and short-term incentives, and only 18%

was awarded as long-term incentives and none of it was subject to performance conditions. In 2011, the ratio was 49% salary and short-term incentives and 51% long-term (equity) incentives and performance-based (at risk) short-term cash incentives.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with our management the following compensation discussion and analysis. Based on that review and discussion, the compensation committee recommended to the board that the compensation discussion and analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for fiscal year 2011 by reference to this proxy statement.

The members of the Compensation Committee are:

J. Michael Adcock - Chairman

William B. Morgan

John H. Williams

Steven B. Hildebrand

G. Bailey Peyton IV

COMPENSATION DISCUSSION AND ANALYSIS

To assist you in reviewing our compensation discussion and analysis, we have broken our discussion into the following sections, each of which may have its own subsections:

•	Our general compensation objectives
•	Elements of our compensation program
•	Our compensation policies and program as they relate to risk management
•	Effect of stockholder say-on-pay vote on compensation decisions
•	Administration of our executive compensation program – overview of the process
•	Role of compensation consultant
•	Role of our CEO
•	2011 Salaries
•	2011 long-term incentive awards
•	2011 annual cash bonus awards paid in 2012
•	2012 compensation decisions
•	Executive stock ownership policy
•	No backdating, springloading or repricing of options
•	Non-employee director compensation
•	Accounting and tax considerations
•	No employment agreements

Our general compensation objectives. Our primary goal, both for executives and non-executives, is to attract, motivate, reward, and retain competent employees. We try to set our goals in a way that joins our employees’ interests with our business and financial objectives, as well as the interests of our stockholders. To do that we:

•	offer a competitive compensation mix consisting of reasonable salaries, short-term and long-term incentives, as well as certain additional benefits;
•	reward performance that achieves our business objectives and enhances the performance of our common stock; and
•	link executive compensation to our stockholders’ interests by using equity awards based on the value of our common stock.

Elements of our compensation program. As a general rule, our executive compensation program consists of salary, annual cash bonus (also referred to as “short-term incentive awards”), and certain forms of equity awards (also referred to as “long-term incentive awards”). We also make available health, disability and life insurance, certain indemnification protection, retirement i.e., 401(k), separation benefits, and certain limited perquisites. We use each of these elements because we believe they provide the mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short-term and long-term performance of the company. Specifically, we believe a competitive salary is required to attract and retain qualified executives. When authorized, annual cash bonuses provide executives with potential earnings based on annual financial and operating results and reward them for short-term successes. Long-term incentive awards are used to motivate both long-term and short-term results and aid in the retention of our executives. Compensating our executives for company performance in both the short term and the long term serves our goal of aligning our executives’ compensation with the interests of our stockholders. Indemnification protections, retirement and separation benefits and general perquisites are commonly included in executive compensation packages offered by our competitors, and we believe that providing them helps achieve our compensation goals.

The following chart provides further details about what we pay (or offer) our executives and why we do so:

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Base Salary	Regular cash income, paid semi-monthly.	Provides competitive and predictable regular compensation and rewards core competence and experience.	Is a fundamental or foundation component of our overall competitive pay mix; serves as a short-term feature to balance long-term incentives.
Cash Bonus (or “short-term incentive compensation”)	Discretionary cash awards.	Provides annual incentive in the form of cash compensation and rewards short-term corporate and individual performance.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executives’ interests with those of the stockholders in the short term.
	Performance-based cash awards that may be made under the Unit Corporation Annual Performance Bonus Plan.	Provides an annual incentive award based on the attainment of previously designated performance measures.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executive interests with those of the stockholders in the short term.
Long-term Incentives	Before 2005, we used stock options as our long-term equity incentive. Starting in 2005, we awarded shares of restricted stock and in 2006 and 2007 we awarded a combination of shares of restricted stock and stock appreciation rights. Since 2009, we have awarded restricted common stock exclusively as long-term incentive compensation. Pay-out is generally staggered over a vesting period, although we have also awarded retention shares structured to have a one-time “cliff” vesting feature. Since 2011, we have also tied a part of this award to attainment of certain performance criteria.	Provides long-term incentive to contribute to company performance and rewards corporate performance as well as continued service with company.	Balances the short-term features of our mix and motivates our executives to enhance corporate performance, further aligning executive interest with stockholder interests.
Indemnification	We indemnify our officers and directors to the fullest extent permitted by law. This is required by our charter, bylaws, and certain contracts.	We include this as a compensation element because it is commonly provided by peer organizations and is valued by our executives. We believe it allows our executives to be free from undue concern about personal liability in connection with their service to the company and it rewards willingness to serve in positions that carry exposure to liability.	Represents a significant component of a competitive executive compensation package.

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Medical, Dental, Life and Disability	Available to full-time company employees through our benefit plans. The value of these is not included in the Summary Compensation Table, since they are available on a company-wide basis.	We include this as a compensation element as it is commonly provided by our competitors and it encourages the health of our employees, and adds to employee productivity and loyalty.	Represents a significant component of a competitive executive compensation package.
Other Paid Time-off Benefits	We provide vacation and other paid holidays to full-time employees, including the NEOs.	Rewards continuity of service and is a standard benefit comparable to the vacation benefits provided by competitors.	Works together with other elements to create a competitive compensation package.
Unit Corporation Employees’ Thrift Plan [401(k) plan]	Tax-qualified retirement savings plan under which participating employees can contribute up to 99% of their pre-tax compensation, a portion of which the company can match. Our match for 2011 was 117% of the first 6% of the participant’s salary. The company match is paid in stock.	A 401(k) plan is a standard corporate benefit and our match to the participants is a competitive feature of our plan. This type of benefit rewards continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Unit Corporation Salary Deferral Plan [Non-qualified plan]	Our non-qualified plan allows designated participants to defer salary and cash bonus for tax purposes until actual distribution at termination, death, in service, or under defined hardship. We do not make a matching contribution to this plan.	This element of compensation is a standard benefit at executive levels, and is a component of our program that contributes to our competitiveness. This rewards continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Separation Benefits	We provide payments to salaried full-time employees in cases of involuntary termination, change-in-control, or on retirement after 20 years of service with the company. For specifics, see the narrative discussion at “Potential payments on termination or change in control.”	This element of compensation is a standard benefit at executive levels. It is a component of our program that contributes to our competitiveness, and helps retain our employees. This benefit rewards length and continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Perquisites	We provide a car allowance to our NEOs and pay for certain club memberships.	We believe that compensating with certain perquisites adds to the general attractiveness and competitiveness of our compensation mix, and helps attract and retain the executive talent we value.	Works in combination with our other executive pay components to create a competitive executive compensation program.

Our compensation policies and program as they relate to risk management. We have reviewed our compensation policies and program for both executives and non-executives as they relate to risk and determined that at the present time they are not reasonably likely to have a material adverse effect on the company. Historically, we have not had any measurable risk exposure linked to our compensation program because our compensation decisions were made on a discretionary basis. Salaries and bonuses were not based on formulas with unknown variables that could result in future valuations or results that were unrestricted in either amount or scope. Starting in 2011 we have added performance metrics to a portion of our NEOs’ incentive compensation thus reducing to a degree the discretionary aspect of our compensation program. We have analyzed those performance metrics and their potential impact in the context of our overall general compensation practices and determined that they are not reasonably likely to have a material adverse effect on the company for the following reasons:

•

the performance metrics component of our annual cash awards is limited to determining 50% of that award. The committee retains the discretion with right to awarding part or all of the other 50%. This discretionary 50% gives the committee the ability to adjust for any unanticipated results that could arise with regard to the 50% that is performance based;

•

the metrics we use were carefully evaluated, and are believed to be appropriate for our particular business model; the metrics are diversified, with performance goals focused on varying measures of growth, performance, and cost control across the different segments of our company;

•

our equity awards generally have either long-range performance conditions attached to them or vest equally over several periods of time, so that they do not encourage short-term business decisions and instead encourage consistency and long-term performance; and

•	since 2006, we have added clawback provisions in our long-term equity awards that allow us to reclaim any of that compensation paid or payable to our key employees and executives in the event of certain wrongful activity.

Our compensation committee addresses compensation risk each time it makes a decision about executive compensation or issuances under our compensation plans.

Effect of stockholder say-on-pay vote on compensation decisions.

The committee reviewed the voting results from the say-on-pay vote conducted at our 2011 annual meeting of stockholders. Approximately 95% of the shares voting on that item approved our 2010 executive compensation as set forth in our 2011 proxy statement. The remaining 5% voting “no” were believed to be held by stockholders holding their shares through a brokerage account and not subject to identification and engagement. It was the committee’s assessment that it should continue to make its executive compensation decisions as it had in years past, attempting to gauge competitive practices and authorizing compensation that is within the range of what is deemed to be competitive and appropriate in our industry.

Administration of our executive compensation program – overview of the process. Our executive compensation program is administered by our compensation committee. Additional details about that committee are located in the corporate governance provisions of this proxy statement, under “Compensation Committee.”

Each year the chairman of the compensation committee, our CEO, the director of human resources, and any compensation consultant the committee may have retained, meet during the fourth quarter of the year to analyze the current compensation package of our executive and non-executive employees. (See “Role of CEO,” and “Role of compensation consultant,” for greater detail on this process.) Our CEO ultimately makes recommendations salaries, any annual bonus awards, and any long-term incentive compensation awards for our non-executive employees and for all executives besides himself. None of our NEOs has a role in recommending their own compensation.

The CEO’s salary recommendations for the other NEOs are presented to the committee, and then the board, at the December committee and board meetings. Salaries, as may be adjusted over the year then ending, are effective starting January 1st of the new year.

No action is taken regarding annual bonus awards until sometime after the first of the new year. This allows time for the complete financial and operating performance results for the prior year to become known and then taken into account when determining those awards. Once that information is available the annual bonus award for the prior year will be determined. Long-term awards are considered to be made prospectively, and are usually made in the first quarter of the year to which they relate. Consequently, salary determinations for 2011 were made in December 2010 effective January 1, 2011, annual bonus incentive awards based on 2011 results were made in 2012, and 2011 long-term awards were granted in the first quarter of 2011.

Equity awards, if any, are effective as of the date of the committee’s approval of the award.

Generally, once the committee has approved the NEOs’ compensation, the only adjustments that might be made before the committee’s next annual review would be those deemed necessary or useful due to a change in circumstances (e.g., in the event of a promotion or material increase in responsibility, or in the event of a severe downturn in our industry). Under those changed circumstances, the decision to make any adjustments would be made on an ad hoc basis, and any or all elements of compensation could be adjusted based on the actual circumstances involved.

In selecting the overall compensation package for our NEOs the committee considers the financial and operating results of the company generally taking into account:

•	the growth in each segment of the company;
•	net income, cash flow, and asset base growth;
•	long-term debt levels;
•	any acquisitions made during the year;
•	the attainment of any designated business objectives; and
•	our compensation practices compared to those of other companies.

In addition, the committee may also take into account any significant changes in or to the industry in which we operate and general economic conditions.

Other than its view of future industry and economic conditions, the committee’s compensation decisions generally entail a retrospective review of past performance or results. However, beginning in 2011, the committee adopted certain future performance metrics for our NEOs.

In addition to any performance metrics, individual performance is taken into account in making executive compensation decisions for the NEOs (other than our CEO) but only in the context of assessing corporate or segment performance, with any individual contributions noted in the context of the committee’s evaluation of the overall operational and financial results of the company. For the CEO, performance is measured by the overall operational and financial results of the company.

Decisions not tied to performance-based incentive awards are made at the committee’s discretion. In those cases there is no weighting of assessed factors, no formulaic modeling of how to tie company or individual achievement to awards, no fixed position on whether prior compensation should be considered in making compensation decisions, or whether or how to incorporate any other criteria-based measures into the compensation-setting process.

Role of compensation consultant.

The committee used the services of Villareal and Associates (“Villareal”), a Tulsa, Oklahoma-based compensation consultant, to assist it in determining the types and amounts of the compensation paid to our executives for 2011. Villareal provided peer and survey information used in determining all components of our NEOs’ reported compensation. Villareal also worked with our management and our human resources director to create the metrics used in our performance-based incentive awards.

Villareal’s 2010 consulting fees were $64,060, of which $37,040 was for executive compensation services and $27,020 was for other services (mainly employee recruiting services). In 2011, we paid Villareal a total of $72,781, of which $47,870 was for executive compensation services and $24,911 was for other services. For the services Villareal performed for the committee, it was the committee’s decision to engage those services. Villareal’s engagement by the committee was not based on any recommendation by our management.

Role of CEO. Before those meetings at which it makes decisions concerning our NEOs’ compensation, committee members receive and review the recommendations (and any information on which they are based) made by our CEO regarding the salary and incentive-based compensation for the other NEOs. The CEO does not evaluate or make a recommendation regarding his salary or incentive compensation. Additionally, our CEO meets with the committee and discusses his recommendations. The executives who are subject to the CEO’s recommendations are not present at the time of these deliberations. The compensation committee has the authority to accept, reject, or adjust the CEO’s recommendations or those made by any other person. After the committee has reached its decisions regarding the NEOs’ compensation, its determinations are then submitted to the full board. The full board then ratifies (and approves, if required) the committee’s determinations. The full board does have the authority to make any changes it feels are appropriate to the recommendations of the committee.

2011 Salaries. Salaries for 2011 were recommended by the committee and approved by the board in early December 2010, and were effective January 1, 2011. Due to practices in the industry and ongoing competitive pressures being exerted on many of our employees, the committee felt it was important to continue its historic practice of setting salary increases before but effective as of the first day of the new fiscal year. Mr. Pinkston had recommended raises for the company’s employees that would place them on average at the median of the market (and at approximately 90% of the 75th percentile of the market). His recommendation was based on his review of comparable jobs in the industry as reflected primarily in the Mercer 2010 US MTCS Compensation Survey for the Energy Sector. He recommended that the committee provide comparable increases to the other NEOs as well. Mr. Pinkston made no recommendation as to his 2011 salary. The committee considered survey information provided by Villareal pertaining to median and 75th percentile salary levels for the NEOs, which reflected the following:

SURVEY DATA - NEOS
		Mercer(1)		ERI(2)/Towers Watson(3)
Executive Officer	2010 Salary ($)	Average/ Median Peer Salary	75th Percentile Peer Salary	Average/ Median Peer Salary	75th Percentile Peer Salary
Larry Pinkston	637,000	654,359	845,424	665,010	892,812
Mark E. Schell	318,600	326,304	389,649	318,296	388,368
David T. Merrill	308,000	339,900	427,450	356,181	466,121
Bradford Guidry	308,000	301,275	376,774	339,635	456,445
John Cromling	308,000	283,250	334,544	325,369	437,314

   Notes to table:

(1)	2010 Mercer Total Compensation Study for the Energy Sector, aged 4% to bring April 2010 figures current to December 2010 levels.
(2)	Salary Assessor – Economic Research Institute – Survey data covering 2,000 industries, 300 cities and over 6,200 position titles, including 500 top management/executive positions.
(3)	ECS Industry Report on Top Management Compensation, Towers Watson Data Services - 2010/2011.

The committee determined that a salary increase of 7.5% (on average) would place the NEOs (including the CEO) between the median and the 75th percentile of the market, as reflected in the surveys. The committee approved salary increases for all the NEOs at that level.

Accordingly, the salaries for our NEOs for 2011 were:

•	Mr. Pinkston – $684,000
•	Mr. Schell – $342,600
•	Mr. Merrill – $331,000
•	Mr. Cromling – $331,000
•	Mr. Guidry – $331,000

2011 long-term incentive awards. The committee addressed 2011 long-term incentive awards during February of 2011. The committee reviewed the total compensation paid to our NEOs as compared to similarly-situated executives at peer companies, along with the information prepared by Villareal comparing the NEOs’ long- and short-term incentives to those paid to similar executives at the peer companies for the three previously completed fiscal years. The following energy companies made up the “peer group” as that term is used in this proxy statement:

•	Cabot Oil & Gas Corporation
•	Cimarex Energy Company
•	Continental Resources, Inc.
•	Denbury Resources, Inc.
•	Forrest Oil Corporation
•	Helmerich & Payne, Inc.
•	Newfield Exploration Company
•	Parker Drilling Company
•	Patterson – UTI Energy, Inc.
•	Petrohawk Energy Corporation*
•	Pioneer Drilling Company
•	SandRidge Energy, Inc.
•	SM Energy Company
•	Whiting Petroleum
*	Petrohawk was acquired and was not used for 2010, only for prior years.

The Villareal materials showed that the dollar value of our incentives program was low relative to the peer group based on an analysis of comparative cash flows.

The committee also reviewed the following financial and operational results by the company for 2010:

Corporate

•	total annual revenues reached $881.8 million, up from $709.9 million in 2009;
•	net income of $146.5 million, compared to 2009 net loss of $55.5 million;
•	hedging program provided $53 million of cash;
•	ended year with only $163 million of long-term debt (debt to capital ratio of 9%);
•	EPS was $3.09 per share compared to ($1.18) per share for 2009; and
•	on December 31, 2010, the price of the company’s common stock closed at $46.48 per share, up $4.00 from the same date in 2009.

Drilling segment

•	sold 11 650-1000 hp mechanical rigs that had limited current market ability in order to refurbish other rigs;
•	increased operating rigs for horizontal drilling from 38 on January 1, 2010 to 72 on December 31, 2010;
•	built a new 1500 hp rig that began operating in 1st quarter 2010;
•	acquired one 1200 hp electric rig;
•	added 23 top drives to the fleet enhancing marketability of the fleet;
•	increased cash flow margin per rig per day from $4,200/day in January to $7,400/day in December; and
•	daily revenue increased from $657,000/day in January to $1,221,000/day in December.

Exploration and production segment

•	replaced 176% of its 2010 oil and natural gas production;
•	finished the year with 622 BCFE of oil and natural gas reserves;
•	annual production was 59 BCFE;
•	completed 167 gross wells with a 90% success rate; and
•	oil and natural gas reserves grew 8% during 2010, with a 50% increase in oil reserves and a 10% increase in NGL reserves.

Mid-stream segment

•	began construction of a 16-mile, 16-inch pipeline in Preston County, West Virginia;
•	increased processing volumes per day and liquids sold volume per day by 8% and 11%, respectively;
•	completed construction of a processing plant in Hemphill County, Texas with capacity to process 50 MMCF/day; and
•	obtained contract to enable our processing plants in Texas Panhandle to be operating at 70–80% of capacity by mid-year 2011.

In addition to considering the above financial and operational results, the committee reviewed the CEO Assessment Survey for 2010 performance completed by the non-CEO directors. That survey indicated that on the whole the directors felt that the CEO was performing at a skilled or highly-skilled level.

Our CEO recommended that the committee grant long-term incentive restricted stock awards to the other NEOs at 100% of the market-based target. That target was based on a percentage-of-salary multiplier that is deemed to be representative of market pay practices as reflected in the data presented by Villareal and reviewed by our CEO and our director of human resources. For non-CEO NEO’s, that data reflected that market pay practices are to grant long-term incentive compensation at 158% of salary. The committee agreed with the CEO’s recommendations, and granted awards at 100% of target. The data reflected that for the CEO, the target for long-term incentives was 283% of salary. The committee determined that the CEO’s long-term incentive award should be at 80% of that 283%-of-salary target. Accordingly, the long-term incentives, granted in shares of restricted common stock of the company, were as follows:

•	Mr. Pinkston – 25,661 shares
•	Mr. Schell – 8,950 shares
•	Mr. Merrill – 8,665 shares
•	Mr. Cromling – 8,665 shares
•	Mr. Guidry – 8,665 shares

The committee further determined that 30% of the long-term incentives set forth above should vest subject to performance conditions, and that 70% should be time vested. The committee determined that the 30%:70% allocation reflects a reasonable allocation of at-risk compensation to time-based compensation. For the 70% that was to vest over time, the committee determined that it would vest in three equal annual installments commencing March 9, 2012. The performance-based shares will vest in an amount that will be determined based on application of the following formula, which measures total stockholder return as compared to peer companies:

Total Stockholder Return (“TSR”) =

Ending stock price – Beginning stock price + Dividends

beginning stock price

For purposes of the formula, the ending and beginning common stock price used will be calculated using the average of the closing price of our common stock on the NYSE for the fifteen day period ending on the start and end of the designated performance period (the cliff vesting date for this part of the award) and the peer company stock prices will be determined in the same manner.

The number of performance-based shares that ultimately vest for the NEOs will be determined by the TSR of the company relative to the TSR of the peer companies at the end of the performance period, as follows:

Company’s Performance Percentile Rank (Unit TSR vs. peer TSR)	Vesting (% that will vest)
90	150%
75	125%
60	100%
50	75%
40	50%

If the company’s TSR is less than the 40th percentile of peer TSR levels at the end of the performance period, the shares will not vest and will be void.

2011 annual cash bonus awards paid in 2012.

The committee made its 2011 short-term incentive cash bonus award determination in February of 2012. Fifty percent of that bonus was performance-based, and 50% was discretionary. The 50:50 allocation reflects the committee’s recognition of the value of formula-based, objective performance measures to be used in making bonus decisions, balanced by its desire to retain a discretionary component in order to provide the committee with the ability necessary to respond to any unforeseen circumstances that might arise both favorable or not, such as in the latter case unintended consequences arising from the application of the performance metrics.

Performance-based Component of Short-term

Incentive Cash Bonus Awards.

The Performance-based short-term incentives comprised two separate awards, a “financial performance award,” and a “scorecard award.” The financial performance award was computed in the same manner for all segments of the company, but weighted more heavily for the corporate NEOs (60% of the total performance-based bonus amount), and less heavily for the NEOs who head our business operating segments (20% of total performance-based bonus amount).

The total performance-based incentives available to the NEOs for 2011 were multipliers of their salaries that were based on the level of performance achieved, as follows:

Incentive range for performance-based total of short-term incentives (Financial Performance Award + Scorecard Award) (% of salary)
Name	Threshold	Target	Outstanding
Mr. Pinkston	18.75%	37.5%	75.0%
Mr. Schell	12.5%	25.0%	50.0%
Mr. Merrill	12.5%	25.0%	50.0%
Mr. Cromling	12.5%	25.0%	50.0%
Mr. Guidry	12.5%	25.0%	50.0%

The percentage of salary multipliers chosen for the CEO and other NEOs reflect 50% of the standard multiplier range for executives in similar positions as reflected in market-based survey data.

Financial performance award. For purposes of the 2011 financial performance award, NEO performance was measured in terms of the ratio of the company’s consolidated annual cash flow to its average total annual assets, as compared to the same ratio for our peer group. Peer group performance was determined based on analyst’s published projected financial performance levels for the performance year (i.e., 2011). Performance on this ratio at the 25th percentile of the peer group constituted “threshold” performance, at 50th percentile performance constituted “target” performance, and at 75th percentile performance constituted “outstanding” performance. Depending on the performance level achieved, the incentive opportunity ranges for the NEOs were as follows for the financial performance award:

Name	Threshold	Target	Outstanding
Mr. Pinkston	11.25%	22.5%	45.0%
Mr. Schell	7.5%	15.0%	30.0%
Mr. Merrill	7.5%	15.0%	30.0%
Mr. Cromling	2.5%	5.0%	10.0%
Mr. Guidry	2.5%	5.0%	10.0%

The incentive ranges reflected for Messrs. Pinkston, Schell, and Merrill for 2011 were 60% of the total ranges available for the performance-based total short-term incentive, reflecting the 60% weighting of this factor for the corporate NEOs. For Messrs. Cromling and Guidry, it was 20% of the total available incentive, reflecting the established weighting for the business segments. If the threshold level of performance had not been achieved, there would have been no payout on the financial performance award.

Scorecard Award. The scorecard component of the 2011 short-term incentive award was based on the performance of the individual business units, and the performance metrics differed for each segment.

Corporate scorecard. The scorecard for Messrs. Pinkston, Schell, and Merrill was a composite of the scorecards of the three business segments. For 2011, the segments were weighted 60% for the petroleum segment, 30% for the drilling segment, and 10% for the mid-stream segment.

Depending on the performance level achieved, the incentive opportunity for the corporate NEOs was as follows, expressed as a percentage of their annual salaries:

Name	Threshold	Target	Outstanding
Mr. Pinkston	7.5%	15.0%	30.0%
Mr. Schell	5.0%	10.0%	20.0%
Mr. Merrill	5.0%	10.0%	20.0%

The incentive range for these awards is 40% of the performance based incentive opportunity range for the corporate NEOs, reflecting the weighting of the corporate scorecard award relative to the financial performance award for those NEOs.

Drilling segment scorecard. For 2011, the drilling segment’s scorecard award was determined based on the segment’s performance on four factors:

•	accident rates;
•	total rig costs;
•	number of rigs operating; and
•	rig downtime.

For the head of our drilling segment, the incentive range for the scorecard award as a whole was 80% of the total incentive opportunity range for this performance-based incentive award.

Exploration and production segment scorecard. For 2011, this segment’s scorecard performance was determined based on the segment’s performance on the following four factors:

•	net reserve increase;
•	capital cost;
•	production growth; and
•	operating costs.

The incentive range for the scorecard award as a whole was 80% of the total incentive opportunity range for this performance-based incentive award.

Mid-stream segment scorecard. For 2011, this segment’s scorecard performance was determined based on the segment’s performance on these three factors:

•	growth in invested capital;
•	return on invested capital; and
•	operating cost.

The incentive range for the scorecard award as a whole was 80% of the incentive opportunity range for this performance-based incentive award for the segment head.

Based on the scorecard performance set forth below, the following amounts were paid to the NEOs for the performance-based component of the bonus:

•	Mr. Pinkston – $395,262
•	Mr. Schell – $131,985
•	Mr. Merrill – $127,516
•	Mr. Cromling – $63,684
•	Mr. Guidry – $115,816

The individual scorecards on which these amounts are based are set forth below.

Business Segment NEOs. The performance-based cash bonus awards for Mr. Guidry (head of our exploration and production segment), and Mr. Cromling (head of our drilling segment), were weighted at 80% for their respective operating segment scorecard award, and 20% for the corporate-level financial performance award.

Mr. Guidry’s scorecard is as follows:

A. Unit Petroleum Company Scorecard Award
	Threshold (pays 10% of salary/2.5% per factor)	Target (pays 20% of salary/5% per factor)	Outstanding (pays 40% of salary/10% per factor)	Actual	% Salary Payable	Bonus Payable
Reserves Replacement(1)	120.00%	150.00%	180.00%	201.97%	10.00%	$33,100
Capital Cost Control(2)	$294,231,688	$267,505,353	$243,453,610	$368,003,616	0.0%
Production Growth(3)	8.00%	10.00%	15.00%	22.69%	10.00%	$33,100
Operating Costs(4)	$1.60	$1.50	$1.10	$1.44	5.75%	$19,033
					25.75%	$85,233

B. Financial Performance Award
Threshold (2.5% of salary)(5)	Target (5% of salary)(6)	Outstanding (10% of salary)(7)	Actual	% Salary Payable	Bonus Payable
12.18%	15.88%	21.80%	20.90%	9.24%*	$30,583
Total Payable for A. Scorecard Award + B. Financial Performance Award				34.99%	$115,816

*	Decimals truncated for purposes of table. Calculations based in truncated values in table will be slightly off due to rounding.

Notes to table:

(1)	Defined as percentage of 2010 reserves replaced through 2011 drilling activity.
(2)	Defined as total costs incurred on new wells completed during 2011.
(3)	Defined as percentage by which 2011 production increased over 2010 production.
(4)	Defined as total operating costs divided by total production in terms of MCF-equivalent amounts.
(5)	Represents cashflow-to-assets ratio at 25th percentile of peer companies.
(6)	Represents cashflow-to-assets ratio at 50th percentile of peer companies.
(7)	Represents cashflow-to-assets ratio at 75th percentile of peer companies.

Mr. Cromling’s scorecard is as follows:

A. Unit Drilling Company Scorecard Award
	Threshold (pays 10% of salary/2.5% per factor)	Target (pays 20% of salary/5% per factor)	Outstanding (pays 40% of salary/10% per factor)	Actual	% Salary Payable	Bonus Payable
Accidents(1)	3.5	3.0	2.5	3.93	0.0%
Total Daily Rig Cost(2)	$9,000	$8,750	$8,500	$9,683	0.0%
No. of Rigs Operating(3)	70	73	76	76.10	10.0%	$33,100
Rig Downtime(4)	1.00%	0.80%	0.70%	1.22%	0.0%
					10.0%	$33,100

B. Financial Performance Award
Threshold (2.5% of salary)(5)	Target (5% of salary)(6)	Outstanding (10% of salary)(7)	Actual	% Salary Payable	Bonus Payable
12.18%	15.88%	21.80%	20.90%	9.24%*	$30,584
Total Payable for A. Scorecard Award + B. Financial Performance Award				19.24%	$63,684
*	Decimals truncated for purposes of table. Calculations based in truncated issues in table will be slightly off due to rounding.

Notes to table:

(1)	Defined as number of recordable accidents per 200,000 man-hours worked.
(2)	Defined as average total rig costs incurred per rig per day in 2011.
(3)	Defined as average number of rigs operating per day in 2011.
(4)	Defined as total rig hours available but not billed as a ratio of total rig hours available.
(5)	Represents cashflow-to-assets ratio at 25th percentile of peer companies.
(6)	Represents cashflow-to-assets ratio at 50th percentile of peer companies.
(7)	Represents cashflow-to-assets ratio at 75th percentile of peer companies.

Corporate NEOs. The performance-based cash bonus awards for the three corporate NEOs, Messrs. Pinkston, Schell, and Merrill, were weighted at 40% based on the composite score on the three operating segment scorecards, and at 60% based on corporate financial performance.

Mr. Pinkston’s scorecard is as follows:

A. Corporate Scorecard Award
(a) Segment	(b) Scorecard(1)	(c) 75% of Col. (b)	(d) Segment Weight	(e) Col. (c) x Col. (d)	% Salary Payable(2)	Bonus Payable
UPC(3)	25.75%	19.31%	60.00%	11.59%
UDC(4)	10.00%	7.5%	30.00%	2.25%
SPC(5)	31.60%	23.7%	10.00%	2.37%
					16.21%*	$110,859

B. Financial Performance Award
Threshold (25th %tile of Peers)	Target (50th %tile of Peers)	Outstanding (75th %tile of Peers)	Actual	% Salary Payable	Bonus Payable
12.18%	15.88%	21.80%	20.90%	41.58%*	$284,403
Total Payable for A. Scorecard Award + B. Financial Performance Award				57.79%	$395,262
*	Decimals truncated for purposes of table. Calculations based on truncated values in table will be slightly off due to rounding.

Notes to table:

(1)	Expressed as a percentage of salary payable to each division head for the Scorecard Award.
(2)	Calculated by totaling all entries in column (e).
(3)	UPC = Unit Petroleum Company; for UPC Scorecard, see Part A. of table for Mr. Guidry, above.
(4)	UDC = Unit Drilling Company; for UDC Scorecard, see Part A. of table for Mr. Cromling, above.
(5)	SPC = Superior Pipeline Company; see SPC Scorecard, as follows:

Superior Pipeline Company Scorecard
	Threshold	Target	Outstanding	Actual	% Salary Payable
Growth in Invested Capital(a)	15.00% (3% of salary)	20.00% (6% of salary)	25.00% (12% of salary)	36.48%	12.00%
Return on Invested Capital(b)	12.00% (3.5% of salary)	15.00% (7% of salary)	18.00% (14% of salary)	13.87%	5.6%
Operating Costs and G&A/Gathered MMBTU(c)	$0.38 (3.5% of salary)	$0.35 (7% of salary)	$0.32 (14% of salary)	$0.27	14.0%
Superior Pipeline Company Scorecard Award					31.6%

Notes to table:

(a)	Defined as the percentage increase in the total capital invested by this business unit in 2011 as compared to 2010.
(b)	Defined as business unit EBITDA divided by the average invested capital for 2011.
(c)	Defined as total operating costs and general and administrative expense in 2011 divided by total gas gathered, as expressed in MMBTU, during this same period.

Mr. Schell’s scorecard is as follows:

A. Corporate Scorecard Award
(a) Segment	(b) Scorecard(1)	(c) 50% of Col. (b)	(d) Segment Weight	(e) Col. (c) x Col. (d)	% Salary Payable(2)	Bonus Payable
UPC(3)	25.75%	12.88%	60.00%	7.73%
UDC(4)	10.00%	5.00%	30.00%	1.5%
SPC(5)	31.60%	15.80%	10.00%	1.58%
					10.81%*	$37,018

B. Financial Performance Award(6)
Threshold (25th %tile of Peers)	Target (50th %tile of Peers)	Outstanding (75th %tile of Peers)	Actual	% Salary Payable	Bonus Payable
12.18%	15.88%	21.80%	20.90%	27.72%*	$94,967
Total Payable for A. Scorecard Award + B. Financial Performance Award				38.52%	$131,985
*	Decimals truncated for purposes of table. Calculations based on truncated values in table will be slightly off due to rounding.

Notes to table:

(1)	Expressed as a percentage of salary payable to each division head for the Scorecard Award.
(2)	Calculated by totaling all entries in column (e).
(3)	UPC = Unit Petroleum Company; for UPC Scorecard, see Part A. of table for Mr. Guidry, above.
(4)	UDC = Unit Drilling Company; for UDC Scorecard, see Part A. of table for Mr. Cromling, above.
(5)	SPC = Superior Pipeline Company; for SPC Scorecard, see footnote 3 to Scorecard for Mr. Pinkston, above.
(6)	Based on company’s relative cashflow-to-assets ratio compared to its peers.

Mr. Merrill’s scorecard is as follows:

A. Corporate Scorecard Award (6)
(a) Segment	(b) Scorecard(1)	(c) 50% of Col. (b)	(d) Segment Weight	(e) Col. (c) x Col. (d)	% Salary Payable(2)	Bonus Payable
UPC(3)	25.75%	12.88%	60.00%	7.73%
UDC(4)	10.00%	5.00%	30.00%	1.5%
SPC(5)	31.60%	15.80%	10.00%	1.58%
					10.81%*	$35,765

B. Financial Performance Award(6)
Threshold (25th %tile of Peers)	Target (50th %tile of Peers)	Outstanding (75th %tile of Peers)	Actual	% Salary Payable	Bonus Payable
12.18%	15.88%	21.80%	20.90%	27.72%*	$91,751
Total Payable for A. Scorecard Award + B. Financial Performance Award				38.52%	$127,516
*	Decimals truncated for purposes of table. Calculations based on truncated values in table will be slightly off due to rounding.

Notes to table:

(1)	Expressed as a percentage of salary payable to each division head for the Scorecard Award.
(2)	Calculated by totaling all entries in column (e).
(3)	UPC = Unit Petroleum Company; for UPC Scorecard, see Part A. of table for Mr. Guidry, above.
(4)	UDC = Unit Drilling Company; for UDC Scorecard, see Part A. of table for Mr. Cromling, above.
(5)	SPC = Superior Pipeline Company; for SPC Scorecard, see footnote 3 to Scorecard for Mr. Pinkston, above.
(6)	Based on company’s relative cashflow-to-assets ratio compared to its peers.

Discretionary Component of Short-term Incentive

Cash Bonus Awards.

In deciding the discretionary component of the bonus award, the committee reviewed competitive market data. Data from the Mercer US MTCS Compensation Survey for the Energy Sector for 2008 through 2011 reflected that the market targets for total short-term incentives relevant to our NEOs, expressed as a percentage of salary, were as follows:

Mercer Survey Data – Percentage of Salary Market Targets for Total Short-term Incentives 2008-2011
Position	% of salary paid as cash bonus
CEO – Non-Chairman	95.0%
Top Legal Executive - Corporate	57.5%
Chief Financial Officer - Corporate	62.5%
Top Drilling Operations Executive	48.3%
Top Exploration & Production Executive	57.6%

The percentage-of-salary incentive award levels used as targets by the committee in calculating the NEOs’ bonuses in recent years are as follows:

Current Targets for NEOs’ Total Short-term Incentives
Position	% of salary target
CEO (Mr. Pinkston)	75.0%
Sr. VP, General Counsel (Mr. Schell)	50.0%
CFO/Treasurer (Mr. Merrill)	50.0%
Executive VP, Drilling (Mr. Cromling)	50.0%
Executive VP, E&P (Mr. Guidry)	50.0%

Although the percentage-of-salary award levels the committee used for the total annual targets for the NEOs were lower than the percentage-of-salary levels used to calculate total cash bonuses for similarly-situated executives in the survey reports, Mr. Pinkston recommended that the combined performance-based and discretionary component of the bonuses not be paid at higher percentages of salary than previously used. He did however recommend that they be paid at a higher percentage of target than paid in years past. His recommendation, with respect to the Non-CEO NEOs, was that the discretionary component of the cash bonus be paid at the level which would, when combined with the non-discretionary performance-based component of the cash bonus award, pay at 104.1% of the target for the Non-CEO NEOs as a group. Within that group, he recommended that Mr. Guidry receive a bonus at 108.8% of the target, and the remaining NEOs receive bonuses at 102.2% to 102.7% of their targets. The higher percentage of target recommended for Mr. Guidry was in recognition of the 2011 performance of the company’s exploration and production segment. The recommendation that the total cash bonus award for the non CEO-NEOs as a group be paid at 104.1% of the target was deemed to be in parity with Mr. Pinkston’s recommendation for the non-NEO employees, whose short-term awards equaled 104% of their target award levels. The committee agreed with Mr. Pinkston’s recommendations and approved discretionary cash bonus amounts that, when combined with the performance-based components of the awards, resulted in a total cash bonus payout for the Non-CEO NEOs (as a group) at 104.1% of their respective target award levels. The committee determined that Mr. Pinkston’s bonus should be paid at 105.4% of his target award level, which is the average percentage of all the bonuses for the NEOs and the President of Superior Pipeline. Accordingly, the following amounts were approved as the discretionary cash bonus amounts for the NEO’s:

•	Mr. Pinkston – $145,440
•	Mr. Schell – $43,015
•	Mr. Merrill – $42,484
•	Mr. Cromling – $106,316
•	Mr. Guidry – $64,184

2012 compensation decisions. The following is provided as supplemental information beneficial to our stockholders. It provides additional context to our fiscal year 2011 compensation decisions. This information will be analyzed in detail in the proxy statement for our 2013 annual meeting because the decisions detailed in this section involve compensation decisions for 2012 and are not considered to have been earned in 2011. These amounts do not appear in the summary compensation or other tables set forth in this proxy statement.

In December 2011 the compensation committee approved the following 2012 salaries for our NEOs:

•	Mr. Pinkston – $760,000
•	Mr. Schell – $400,000
•	Mr. Merrill – $400,000
•	Mr. Cromling – $400,000
•	Mr. Guidry – $400,000

These salaries were effective January 1, 2012.

In February 2012 the compensation committee approved the following restricted stock awards for our NEOs for 2012 long-term incentive awards:

•	Mr. Pinkston – 46,335 shares
•	Mr. Schell – 23,168 shares
•	Mr. Merrill – 22,115 shares
•	Mr. Cromling – 22,115 shares
•	Mr. Guidry – 25,274 shares

Seventy percent of the shares awarded will vest in equal one-third annual increments beginning March 9, 2013. The remaining 30% will cliff vest on March 9, 2015 assuming, in addition to the other possible requirements, that the applicable targeted performance is met. If performance is above or below target, the number of shares vesting will also be higher or lower than the 30% of the total shares set forth above.

Executive stock ownership policy.  Although we encourage our NEOs to own company stock, we do not require them to do so. During the course of their employment, all NEOs have received compensation in the form of stock or other equity interests, and all executive officers currently own company stock. We have a policy of prohibiting our executive officers (and directors) from engaging in short-term or speculative transactions in our securities, including hedging activities.

No backdating, springloading, or repricing of options.  We do not backdate options, grant options retroactively, or reprice existing options. In addition, we do not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Option and stock awards are granted at fair market value on the date the award is approved. Our general practice is to grant awards only on an annual grant basis, although there are occasions when grants have been made on other dates, such as in connection with a newly-hired employee or special employee retention restricted stock awards that are granted from time to time.

Non-employee director compensation. The compensation committee recommends the form and amount of compensation for our non-employee directors to the board and the board makes the final determination. In making its decisions, the compensation committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data.

Accounting and tax considerations. Before 2006, the primary form of equity compensation that we awarded to our NEOs consisted of stock options. We selected this form of award because of the then favorable accounting and tax treatment and the expectation of employees in our industry. However, beginning in 2006, the accounting treatment of stock options changed as a result of Statement of Financial Accounting Standards No. 123(R) (now replaced by FASB Accounting Standards Codification Topic 718), making the accounting treatment of stock options less attractive as a form of employee compensation. As a result, since 2006 we have used stock appreciation rights, restricted stock or a mix of the two for our NEOs.

Section 162(m). The committee considers the potential effects of Section 162(m) of the Code on the compensation paid to our NEOs (excluding our Chief Financial Officer).

Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our named executive officers (excluding our Chief Financial Officer), unless the compensation is performance-based.

The committee has examined our current executive compensation program and understands that occasionally some of the compensation paid to our NEOs (excluding our Chief Financial Officer) may not be deductible under Section 162(m) of the Code. However, the committee does not believe that the loss of any deductions will be likely to have a material negative financial impact on the company. The net impact on the company for 2011 was approximately $309,417 – the amount of the taxes on compensation that was not deductible under Section 162(m) of the Code. The committee also believes that it is important to retain the flexibility to motivate performance through awards or programs that do not meet all of the requirements of Section 162(m). The committee will continue to monitor the issue of deductibility, and make adjustments to our executive compensation programs as it feels appropriate and warranted.

Non-qualified deferred compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law changing the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of our non-qualified deferred compensation program is provided on page 31 under the heading “Non-qualified deferred compensation for 2011.”

No employment agreements. We currently do not have employment contracts with our NEOs. But we have entered into key employee contracts with three of our NEOs. Additional information regarding those agreements is contained in the discussion under “Potential payments on termination or change in control” below.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid, distributed, or earned by or for our NEOs for fiscal years 2009 through 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)		Stock Awards ($)(3)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston,	2011	684,000	145,440	(7)	1,442,148	-	395,262	-	24,699	2,691,549
President and CEO	2010	637,000	425,000		1,698,016	-	-	-	24,699	2,784,715
	2009	600,000	450,000		-	-	-	-	24,699	1,074,699
Mark E. Schell, Sr. V.P., Secretary and General Counsel	2011	342,600	43,015	(7)	502,990	-	131,985	-	25,545	1,046,135
	2010	318,600	143,000		474,021	-	-	-	25,545	961,166
	2009	300,000	150,000		-	-	-	-	25,545	475,545
David T. Merrill, CFO	2011	331,000	42,484	(7)	486,973	-	127,516	-	31,289	1,019,262
and Treasurer	2010	308,000	138,000		458,012	-	-	-	31,302	935,314
	2009	290,000	145,000		-	-	-	-	30,593	465,593
John Cromling, Executive	2011	331,000	106,316	(7)	486,973	-	63,684	-	27,163	1,015,136
V.P. - Drilling	2010	308,000	138,000		458,012	-	-	-	29,744	933,756
	2009	290,000	145,000		-	-	-	-	27,499	462,499
Bradford J. Guidry, Executive V.P. - Exploration	2011	331,000	64,184	(7)	486,973	-	115,816	-	23,199	1,021,172
	2010	308,000	138,000		458,012	-	-	-	23,199	927,211
	2009	290,000	145,000		-	-	-	-	23,502	458,502

Notes to table:

(1)	Compensation deferred at the election of an executive is included in the year earned. During 2009, 2010, and 2011, the NEOs deferred, on a discretionary basis, the following amounts of salary or bonus into our compensation deferral plans:

	Amounts Deferred
Name	Year	Salary($)	Bonus($)
	2011	5,000	17,000
Larry D. Pinkston	2010	4,247	17,753
	2009	22,000	-
	2011	10,560	11,440
Mark E. Schell	2010	10,715	20,280
	2009	22,000	-
	2011	12,340	9,660
David T. Merrill	2010	4,980	11,600
	2009	68,700	-
	2011	10,960	11,040
John Cromling	2010	10,400	11,600
	2009	22,000	-
	2011	8,275	13,725
Bradford J. Guidry	2010	10,267	11,733
	2009	22,000	-
(2)	The amounts in column (d) reflect the bonus amount earned in the year without regard to the year(s) those amounts were actually paid, and do not include amounts, if any, earned in prior years but paid in the stated year. The amount for 2011 was both awarded and paid in 2012, but is included as 2011 income because it was deemed to be earned in 2011.
(3)	The amounts included in the “Stock Awards” column are the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values for year 2011, see Notes 2 and 12 to our 2011 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2011. The amount shown does not represent amounts paid to the NEOs.
(4)	Reflects performance-based component of 2011 cash bonus paid under the Annual Performance Bonus Plan.
(5)	We do not provide for preferential or above-market earnings on deferred compensation.

(6)	The table below shows the components of this column:

Name	Year	401(k) Match for stated Plan year ($)*	Personal Car Allowance ($)	Club Membership ($)	Total “All Other Compensation” ($)
	2011	17,199	7,500	-	24,699
Larry D. Pinkston	2010	17,199	7,500	-	24,699
	2009	17,199	7,500	-	24,699
	2011	17,199	7,500	846	25,545
Mark E. Schell	2010	17,199	7,500	846	25,545
	2009	17,199	7,500	846	25,545
	2011	17,199	6,000	8,090	31,289
David T. Merrill	2010	17,199	6,000	8,103	31,302
	2009	16,694	6,000	7,899	30,593
	2011	17,199	2,788	7,176	27,163
John Cromling	2010	17,199	5,498**	7,047	29,744
	2009	17,199	4,184**	6,116	27,499
	2011	17,199	6,000	-	23,199
Bradford J. Guidry	2010	17,199	6,000	-	23,199
	2009	17,199	6,000	303	23,502

*    Our matching contribution is made in shares of our common stock.

**  This amount represents the imputed income attributable to Mr. Cromling’s use of a company vehicle.

(7)	Reflects discretionary portion of 2011 cash bonus, paid under the Annual Performance Bonus Plan.

GRANT OF PLAN-BASED AWARDS FOR 2011

In 2011, the NEOs received the following plan-based awards:

GRANTS OF PLAN-BASED AWARDS FOR 2011
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (# shares)	Target (# shares)	Maxi- mum (# shares)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Larry D. Pinkston	2/15/11				3,849	7,698	11,547				432,628(4)
	2/15/11							17,963			1,009,520
		128,250	256,500	513,000
Mark E. Schell	2/15/11				1,343	2,685	4,028				150,897(4)
	2/15/11							6,265			352,093
		42,825	85,650	171,300
David T. Merrill	2/15/11				1,300	2,600	3,900				146,120(4)
	2/15/11							6,065			340,853
		41,375	82,750	165,500
John Cromling	2/15/11				1,300	2,600	3,900				146,120(4)
	2/15/11							6,065			340,853
		41,375	82,750	165,500
Bradford J. Guidry	2/15/11				1,300	2,600	3,900				146,120(4)
	2/15/11							6,065			340,853
		41,375	82,750	165,500

Notes to table:

(1)	These columns show the threshold, target, and maximum potential value of the payment for each NEO under our Annual Performance Bonus Plan if certain performance objectives were achieved between January 1, 2011 and December 31, 2011. Actual payouts were made in February 2012 according to the performance levels reflected in the scorecards starting on page 23 of this proxy. Based on scorecard performance, actual payouts were as follows: Mr. Pinkston, $395,267; Mr. Schell, $131,985; Mr. Merrill, $127,516; Mr. Cromling, $63,684; Mr. Guidry, $115,816.
(2)

Reflects threshold, target and maximum vesting levels for performance-based restricted stock granted under the Unit Corporation Stock and Incentive Compensation Plan. Actual vesting amounts will be determined based on performance outcomes during the three-year performance period that ends February 15, 2014. Threshold payout requires the company’s 3-year TSR to be at the 40th percentile of the three-year TSR performance levels of its peer group. Target payout requires TSR performance at the 60th percentile of the peer group, and Maximum payout requires TSR performance at the 90th percentile of the peer group. For details on how TSR is calculated for these purposes, see “2011 long-term incentive awards,” page 20.

(3)

Represents shares of restricted stock granted under the Unit Corporation Stock and Incentive Compensation Plan. Shares are time-vested and will vest in three equal annual installments on March 9th of each of the years 2012 through 2014.

(4)	Grant date fair value of performance-based restricted stock if vesting occurs at Target level.

For 2011, 49% of our NEO’s total compensation consisted of salaries and annual bonuses and 51% consisted of restricted stock awards. For 2010, 45.8% of our NEOs’ total compensation consisted of salaries and annual bonuses, and 54.2% consisted of restricted stock awards. No plan-based grants were made to the NEOs during 2009, so for 2009 100% of our NEOs’ total compensation consisted of salaries and annual bonuses.

Of the restricted stock granted to our NEOs in 2011, there are performance-based conditions that affect the vesting of 18,183 shares (calculated assuming that vesting occurs at the Target level). For the remaining 42,423 shares of restricted stock granted to our NEOs in 2011, the only condition to vesting is that the recipient must be in the employ of the company on the vesting date in order to receive the stock. In the event of a change-in-control of the company, any unvested shares immediately vest in the recipient. The recipient of each restricted stock award has all of the rights of a holder of shares of the company’s common stock, including the right to vote those shares and to receive any cash dividends paid on them. The compensation committee may however determine that cash dividends be automatically reinvested in additional shares which become shares of restricted stock and are subject to the same restrictions and other terms of the award. To date, the company has not issued dividends with respect to its common stock.

Amounts realizable from prior compensation did not affect the awards set forth above. There was no repricing involved with respect to any outstanding equity-based award or option.

OUTSTANDING EQUITY AWARDS AT END OF 2011

The following table shows outstanding equity awards at December 31, 2011 for each of the NEOs:

		OUTSTANDING EQUITY AWARDS AT END OF 2011
		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston	7,500			19.04	12/17/12
	10,000			22.95	12/17/13
	10,000			37.83	12/14/14
	23,716			51.76	12/12/16
	47,529			44.31	12/19/17
						36,471	1,692,254	5,774	267,914
Mark E. Schell	7,500			19.04	12/17/12
	7,500			22.95	12/17/13
	8,500			37.83	12/14/14
	6,522			51.76	12/12/16
	17,427			44.31	12/19/17
						11,431	530,398	2,014	93,450
David T. Merrill	5,000			21.50	08/25/13
	3,000			22.95	12/17/13
	5,000			37.83	12/14/14
	5,929			51.76	12/12/16
	15,843			44.31	12/19/17
						11,057	513,045	1,950	90,480
John Cromling	700			22.95	12/17/13
	3,500			37.83	12/14/14
	7,500			37.69	05/25/15
	4,348			51.76	12/12/16
	10,456			44.31	12/19/17
						11,057	513,045	1,950	90,480
Bradford J. Guidry	3,500			22.95	12/17/13
	3,500			37.83	12/14/14
	7,500			37.69	05/25/15
	4,150			51.76	12/12/16
	9,981			44.31	12/19/17
						11,057	513,045	1,950	90,480

Notes to table:

(1)	Each option grant has a ten-year term. Exercise prices are determined using the closing market price of our common stock on the date of grant.
(2)

Vesting dates for unvested time-vesting restricted stock and unvested and unearned performance-based restricted stock are shown in the table below. The number of shares of performance-based restricted stock shown to vest on March 9, 2014 reflects a projected payout for performance at the 50th percentile of the peer group, based on our performance as of December 30, 2011, the last trading day of the year.

	000,000,000,000	000,000,000,000	000,000,000,000	000,000,000,000
	Unvested Restricted Stock		Unvested and Unearned Performance-based Restricted Stock
Name	# Shares	Vesting Date	# Shares	Vesting Date
	5,988	3/9/12	5,774	3/9/14
	9,254	4/1/12
Larry Pinkston	5,988	3/9/13
	9,254	4/1/13
	5,987	3/9/14
	2,089	3/9/12	2,014	3/9/14
	2,583	4/1/12
Mark Schell	2,088	3/9/13
	2,583	4/1/13
	2,088	3/9/14
	2,022	3/9/12	1,950	3/9/14
	2,496	4/1/12
David Merrill	2,022	3/9/13
	2,496	4/1/13
	2,021	3/9/14
	2,022	3/9/12	1,950	3/9/14
	2,496	4/1/12
John Cromling	2,022	3/9/13
	2,496	4/1/13
	2,021	3/9/14
	2,022	3/9/12	1,950	3/9/14
	2,496	4/1/12
Brad Guidry	2,022	3/9/13
	2,496	4/1/13
	2,021	3/9/14
(3)	Market value is determined based on a market value of our common stock of $46.40, the closing price of our common stock on the NYSE on December 30, 2011, the last trading day of the year.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2011

The table below shows information regarding options and stock awards exercised and vested, respectively, for the NEOs in 2011.

	000,000,000,000	000,000,000,000	000,000,000,000	000,000,000,000
OPTION EXERCISES AND STOCK VESTED FOR 2011
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Larry D. Pinkston	-	-	12,375	732,780
Mark E. Schell	-	-	3,728	217,339
David T. Merrill	-	-	3,536	206,900
John Cromling	-	-	3,182	190,364
Bradford J. Guidry	5,000	202,400	3,151	188,916

 Notes to table:

(1)	Value realized equals fair market value of the stock on date of exercise minus the option price times the number of shares exercised.
(2)	Value realized equals fair market value of the stock on date of vesting times the number of shares acquired.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2011

We permit the NEOs and certain other employees to elect to receive a portion of their compensation on a deferred basis under our salary deferral plan (an unsecured, non-qualified, deferred compensation plan). We do not provide any matching contributions to this plan. Certain material terms of that plan are discussed below.

Under the plan, each participant may elect to defer up to 100% of his salary and any cash bonuses he or she may have earned.

A participant’s deferrals under the plan (including earnings) are credited with investment gains and losses until the amounts are paid out. Account balances are deemed invested in phantom investments selected by the executive from an array of investment options that are similar to the funds in our 401(k) plan (excluding the company’s common stock fund), subject to restrictions established by the plan administrator.

The following table presents the investment gain or loss (expressed as a percentage of rate of return) for each of the investment options under the plan for 2011.

FUND	PERCENTAGE RETURN
Columbia Dividend Opportunity Z Fund	7.00%
Neuberger Berman Partners Tr Fund	-11.46%
LargeCap S&P 500 Index Inst. Fund	2.00%
LargeCap Growth I R5 Fund	-0.58%
MidCap Value I R5 Fund	-4.17%
MidCap S&P 400 Index Inst. Fund	-1.95%
Janus Enterprise S Fund	-2.11%
Neuberger Berman Genesis Tr Fund	4.60%
Perkins Small Cap Value T Fund	-3.43%
SmallCap S&P 600 Index Inst Fund	0.72%
Prudential Jennison Small Company A Fund	-1.97%
Dodge & Cox International Stock Fund	-15.97%
American Funds EuroPacific Growth R3 Fund	-13.85%
Janus Overseas T Fund	-32.78%
American Funds New Perspective R3 Fund	-7.93%
Vanguard Target Retirement Income Inv Fund	5.25%
Vanguard Target Retirement 2005 Inv Fund	5.14%
Vanguard Target Retirement 2010 Inv Fund	3.37%
Vanguard Target Retirement 2015 Inv Fund	1.71%
Vanguard Target Retirement 2020 Inv Fund	0.60%
Vanguard Target Retirement 2025 Inv Fund	-0.37%
Vanguard Target Retirement 2030 Inv Fund	-1.27%
Vanguard Target Retirement 2035 Inv Fund	-2.24%
Vanguard Target Retirement 2040 Inv Fund	-2.55%
Vanguard Target Retirement 2045 Inv Fund	-2.51%
Vanguard Target Retirement 2050 Inv Fund	-2.54%
Vanguard Target Retirement 2055 Inv Fund	-2.27%
PIMCO Total Return Admin Fund	3.91%
Dreyfus Bond Market Index Inv Fund	7.42%

At the participant’s election, the plan balance may be paid as a lump sum, or in monthly or annual installments over a period of no longer than five years. If a participant elects payment over a period of years, the participant may elect that all remaining payments to his or her beneficiary be made in a lump sum on the participant’s death. Despite the foregoing, a participant may elect to receive a lump sum distribution from the plan in the event of certain severe financial hardships. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

The following table shows the NEOs’ contributions, earnings and account balances in our non-qualified plan as of December 31, 2011.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2011
Name	Executive Contributions in 2011 ($)(1)	Registrant Contributions in 2011 ($)(2)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2011 ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Larry D. Pinkston	-	-	14,428	-	988,001
Mark E. Schell	-	-	-2,654	-	354,954
David T. Merrill	-	-	-15,820	-	170,926
John Cromling	-	-	-	-	-
Bradford J. Guidry	-	-	-27	-	21,318

Notes to table:

(1)	All amounts shown as deferred in 2011 under footnote (1) to the Summary Compensation Table on page 28 were contributions to the NEOs’ 401(k) accounts; no NEOs contributed to the non-qualified deferred compensation plan in 2011. The table below quantifies the amounts in the “Aggregate Balance” column (column (f) above)) that represent salary or bonus reported in the Summary Compensation Tables for proxy statements in prior years. The table also quantifies the annual rate of return earned by the NEOs during 2011.

Name	Amount included in both Non-qualified Deferred Compensation Table and 2011 Summary Compensation Table ($)	Amount included in Non-qualified Deferred Compensation Table previously reported in prior years’ Summary Compensation Tables ($)	Annual Rate of Return for 2011
Larry D. Pinkston	-	706,831	1.48%
Mark E. Schell	-	192,078	- .74%
David T. Merrill	-	153,467	- 8.47%
John Cromling	-	-	-
Bradford J. Guidry	-	17,400	-.12%
(2)	We do not make contributions to our non-qualified deferral plan.
(3)	The aggregate balances represent 2011 executive contributions and associated earnings, as well as amounts that the NEOs earned but elected to defer, plus earnings or losses from prior years’ participation in this plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The discussion below provides a summary of the various plans and contracts under which each of the NEOs would be entitled to certain compensation in the event of termination of that executive’s employment.

We have single-trigger provisions in the plans that apply to all salaried full-time employees, including all of our NEOs (see Separation Benefit Plan, Unit Corporation Amended and Restated Stock Option Plan, Unit Corporation Stock and Incentive Compensation Plan, and Unit Corporation Annual Performance Bonus Plan, as described below). The key employee contracts that currently apply to three of our NEOs contain double-trigger provisions. It is our belief that any plan that we maintain that contains change-in-control provisions benefits the company by enhancing the quality and stability of our workforce, since those benefits serve as incentives to our employees to remain with the company. The single-trigger provision in the broader-based plans are intended to avoid the potential ambiguity or confusion that might result on the part of the participants in those plans should a change in control occur. Given the involvement and position of the three individuals under the key employee contracts, it is believed that they are in a better position to monitor and evaluate the implementation of the second trigger mechanism during the period after a change-in-control.

The amounts that would actually be paid out can only be determined at the time of the executive’s separation from service, and may well be different than the figures set forth below. The company has determined (and, where necessary, taken any action required to carry out that determination) that, as long as the George Kaiser Family Foundation (“GKFF”) does not exceed ownership of more than 25% of the total number of the company’s issued and outstanding shares of common stock, and otherwise complies with the terms and conditions of the Standstill Agreement and the Fourth Amendment to Rights Agreement entered into on March 24, 2009, GKFF’s ownership of more than 15% of our issued and outstanding shares will not constitute a change-in-control or trigger the change in control provisions of any company plan or the key employee contracts. The Standstill Agreement and the Fourth Amendment to Rights Agreement were attached as exhibits to our Current Report on Form 8-K filed March 25, 2009.

SEPARATION BENEFIT PLAN

On December 20, 1996, effective as of January 1, 1997, our board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries. This plan is generally applicable to all of our full-time salaried employees and to the salaried employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the plan, any eligible employee whose employment is terminated is entitled to receive a separation benefit in an amount calculated by dividing the eligible employee’s average annual base salary in effect immediately before the employee’s separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee’s years of service in accordance with a schedule set forth in the plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The plan also provides that, unless otherwise provided by our board before a change in control of the company, as defined in the plan, all eligible employees shall be vested in their separation benefit as of the date of the change in control based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving certain claims the employee may have against the company or its subsidiaries.

This table identifies the amounts that would be due to each of our NEOs assuming that these amounts were determined as of December 31, 2011.

ESTIMATED BENEFIT AMOUNTS AS OF DECEMBER 31, 2011
Name	Amount Due Under Plan($)*
Larry D. Pinkston	1,368,000
Mark E. Schell	632,492
David T. Merrill	203,692
John Cromling	356,462
Bradford J. Guidry	585,615
*	Assumes for purposes of this disclosure only that the amount shown has either vested under the terms of the plan or that a change-in-control of the company (as defined in the plan) has occurred.

CHANGE-IN-CONTROL ARRANGEMENTS

Unit Corporation Amended and Restated Stock Option Plan. As provided for in option agreements entered into under the terms of the Unit Corporation Amended and Restated Stock Option Plan, all stock options vest immediately in the event of a change in control of the company. A change in control is deemed to have occurred at the time any person or group, other than the company or an “Exempt Person,” is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person. Although awards are no longer being granted under this plan there do remain several awards still outstanding under the plan.

Unit Corporation Stock and Incentive Compensation Plan. The restricted shares of stock and the stock appreciation rights awards granted under the Unit Corporation Stock and Incentive Compensation Plan vest immediately in the event of a change in control of the company. Under that plan as currently in effect, a change in control is generally defined as:

(1)	Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)	Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)	Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combinations:

•

all or substantially all of the beneficial owners of the company’s then outstanding common stock prior to the business combination own more than 70% of the outstanding common stock of the company resulting from the business combination;

•	no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.

Unit Corporation Annual Performance Bonus Plan.

Under this plan as currently in effect, a change in control occurs when a natural or corporate person acquires 15% or more of either (i) the then outstanding shares of common stock of the company, or (ii) the combined voting power of the then outstanding voting securities of the company. The following circumstances are not considered a change in control for purposes of this plan:

•	any acquisition directly from the company;

•	any acquisition by the company;

•	any acquisition by any employee benefit plan or related trust sponsored/maintained by the company or an affiliate of the company; or

•	any acquisition related to a statutory reorganization, merger, share exchange or sale of all or substantially all of the company’s assets where:

•

all of the beneficial owners of the company’s stock just prior to and just after the transaction continue to own more than 60% of the stock and voting power in substantially the same proportion to their pre-transaction interests; and

•	no person beneficially owns 15% or more of the stock result or voting power of the combined organization except to the extent they did so before the transaction; and

•	at least a majority of the board of the new entity were members of the board of the previous entity.

Any participants in the performance bonus plan at the time of a change in control will receive a minimum award that is the greatest of:

•	the amount of the performance bonus award received by the participant for the performance period ending before the calendar year of the change in control; or

•	the amount that would be payable to the participant assuming the company achieved the target level of the performance objectives for the performance period; or

•	the award amount that would be payable to the participant based on the company’s actual performance and achievement of applicable performance objectives for the performance period through the date of the change in control.

If, between the date of payment of an award under the performance bonus plan and the date of a change in control, an employee is terminated without cause by the employer or by good reason at the employee’s election, the participant is entitled to receive their scheduled performance bonus award, except that if such employee is also a party to a key employee change-in-control contract, then that employee’s award will be the greater or the amount they would receive under the terms of the performance bonus plan or the amount they would receive under the change-in-control contract. Cause is defined as willful and continued failure to perform substantially the employee’s duties (except for illness) after written demand for performance identifying nature of defective performance or willfully engaging in illegal or gross misconduct that materially and demonstrably injures the company.

As of December 31, 2011, no awards had vested under this plan, however a portion of the 2011 bonus payable in 2012 were calculated under metrics adopted under this plan in February 2011 and those paid out in February 2012. Additionally, metrics for a similar award for the 2012 bonus payable in 2013 were used under this plan.

Key Employee Contracts. We have entered into key employee change-in-control contracts with Messrs. Pinkston, Schell, and Merrill. These contracts have an initial three-year term that is automatically extended for one year on each anniversary, unless a notice not to extend is given by us. If a change in control of the company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. The contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change in control. If the executive’s employment is terminated by the company (other than for cause, death or disability), the executive terminates for good reason during the three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change in control, and on certain terminations before a change in control or in connection with or in anticipation of a change in control, the executive is generally entitled to receive from the company in a lump sum the following payment and benefits:

•	earned but unpaid compensation;

•	up to 3 times the executive’s base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company’s 401(k) plan for up to an additional three years.

In addition, the contract provides for a continuation of various medical, dental, disability and life insurance plans for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the contract. The contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code.

As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the company and its business so long as the information is not otherwise publicly disclosed. As of the date of this proxy statement, no amounts have been paid under these contracts.

For purposes of these contracts, a change in control is generally defined as:

(1)	Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors.

(2)	Individuals who constitute the board on the date thereof cease to constitute a majority of the board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board.

(3)	Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•

all or substantially all of the beneficial owners of our outstanding common stock before the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and,

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.

PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table sets forth quantitative information with respect to potential payments to be made to each of the NEOs or their beneficiaries on termination under various circumstances, assuming termination on December 31, 2011. The potential payments are based on the various plans maintained by us as well as the negotiated contractual terms of certain agreements we have made with some of the NEOs. For a more detailed description of each of these plans and agreements, see the discussion of each plan and agreement above. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive. Actual amounts would only be known at the time they would become due under the plan(s) or agreement.

The amounts presented in the table below are in addition to each of the NEO’s deferred compensation noted in the “Non-qualified deferred compensation for 2011” table on page 32.

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
Larry D. Pinkston
Key Employee
Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$2,052,000	-
Bonus under contract formula(1)	-	-	-	-	-	$1,350,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up(2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	$51,597	-
Health Insurance(3)	-	-	-	-	-	$26,796	-
Disability Insurance(3)	-	-	-	-	-	$5,542	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$2,049,442	-	$2,049,442	-	-	$2,049,442	$2,049,442
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$1,368,000	$1,368,000	-	-	$ 1,368,000	$1,368,000	$1,368,000
	$3,417,442	$1,368,000	$2,049,442	-	$ 1,368,000	$6,933,377	$3,417,442

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
Mark E. Schell
Key Employee
Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$1,027,800	-
Bonus under contract formula(1)	-	-	-	-	-	$450,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up(2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	$51,597	-
Health Insurance(3)	-	-	-	-	-	$43,343	-
Disability Insurance(3)	-	-	-	-	-	$2,951	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$654,982	-	$654,982	-	-	$654,982	$654,982
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$632,492	$632,492	-	-	$632,492	$632,492	$632,492
	$1,287,474	$632,492	$654,982	-	$632,492	$2,893,165	$1,287,474
David T. Merrill
Key Employee
Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$993,000	-
Bonus under contract formula(1)	-	-	-	-	-	$435,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up(2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	$51,597	-
Health Insurance(3)	-	-	-	-	-	$29,459	-
Disability Insurance(3)	-	-	-	-	-	$2,951	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$633,684	-	$633,684	-	-	$633,684	$633,684
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$203,692	$203,692	-	-	$203,692	$203,692	$203,692
	$837,376	$203,692	$633,684	-	$203,692	$2,379,383	$837,376

TYPE OF TRIGGERING EVENT

Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
John Cromling
Stock Awards(4)	$633,684	-	$633,684	-	-	$633,684	$633,684
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$356,462	$356,462	-	-	$356,462	$356,462	$356,462
	$990,146	$356,462	$633,684	-	$356,462	$990,146	$990,146
Bradford J. Guidry
Stock Awards(4)	$633,684	-	$633,684	-	-	$633,684	$633,684
Option and SARs Awards(5)	-	-	-	-	-	-	-
Separation Benefit Plan Payment	$585,615	$585,615	-	-	$585,615	$585,615	$585,615
	$1,219,299	$585,615	$633,684	-	$585,615	$1,219,299	$1,219,299

   Notes to Table:

(1)	It is assumed for purposes of these calculations that all year-to-date accrued salary, bonus and vacation pay is current as of December 31, 2011. This amount is based on the 2011 salary and excludes the bonus awarded in February 2012 but deemed earned in 2011, since that bonus amount would not be a factor in calculating these amounts under the terms of the governing agreements. If that bonus had been included in these calculations, there would be no changes to the figures set forth above. This calculation represents the product of 3 and the sum of:
(i)	the executive officer’s annual base salary, as defined, and
(ii)	the highest annual bonus (as determined under the agreement).
(2)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings times 3. This estimate is made as of December 31, 2011. For each of Messrs. Pinkston, Schell, and Merrill, payment due under change-in-control provisions did not exceed his base amount times 3.
(3)	The amount for health and disability coverage was determined by assuming that the rate of cost increases for coverage equals the discount rate applicable to reduce the amount to present value as of December 31, 2011.
(4)

The value of restricted stock assumes a fair market value for our common stock of $46.40, the closing price of our common stock on the NYSE on December 30, 2011. All performance-based restricted stock has been assumed to vest at target. Target means performance at the 60th percentile of the peer group, which pays at 100% of the face value of the performance-based component of the award.

RETIREMENT OR CONSULTING AGREEMENTS

After our chairman John G. Nikkel retired as CEO in April of 2005, he served as a consultant to the company under a consulting agreement that terminated on May 31, 2011. Under that agreement Mr. Nikkel received, on an annual basis, $70,000 per year. From January through May of

2011, we paid Mr. Nikkel $5,834.00 per month for consulting services. In addition, we provided him with office space and secretarial services for the time he served as a consultant.

RELATED PERSON TRANSACTIONS

OUR RELATED PERSON TRANSACTION POLICY

Our board has adopted a policy and procedures for the review, approval or ratification of related person transactions (as defined below) which is set forth in our Policy and Procedures with Respect to Related Person Transactions (the “Policy”).

For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) transactions in which the amount involved does not exceed $100,000,

(2) transactions available to employees generally, or (3) transactions involving compensation approved by the company’s compensation committee.

For purposes of the Policy, a “related person” means (1) any person who is, or at any time since the beginning of the company’s last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company, (2) any person who is known to be the beneficial owner of more than 5% of our voting securities, (3) any immediate family member of any of the above persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater ownership or economic interest.

Our audit committee is responsible for reviewing and approving (or prohibiting) any transaction that is determined by our general counsel to constitute a related person transaction. The audit committee will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to (1) the benefits to the company, (2) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee determines in good faith.

CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS, NOMINEES FOR DIRECTOR AND THEIR ASSOCIATES

Since 1984, one of our subsidiaries, or its predecessor, has formed employee-limited partnerships for investment by our employees and directors. The limited partnerships participate with Unit Petroleum Company, a subsidiary of ours, in its exploration and production operations.

Investment in these programs is offered, where allowed under applicable law, to all of our full time salaried employees who satisfy certain financial and other qualification requirements.

Over the years, certain of our NEOs and directors have invested in these employee programs. The following table shows their investments in the 2011 employee program.

•	J. Michael Adcock – $104,000
•	Gary R. Christopher – $50,000
•	King P. Kirchner – $40,000
•	Larry D. Pinkston – $12,000

Additionally, on November 21, 2011, Superior Pipeline Company, L.L.C. (“Superior”), a wholly-owned subsidiary of the company, entered into a Gas Purchase Agreement with Sullivan and Company, L.L.C. (“Sullivan”), an Oklahoma limited liability company, for which Robert Sullivan, Jr., one of our directors, is a manager and a fractional co-owner. Under the terms of the agreement, Sullivan is selling natural gas to Superior, which will gather, process and sell purchased volumes. The term of the agreement is for a five-year period beginning September 1, 2011, after which it will be on a year-to-year basis until terminated by either party on sixty days written notice. The agreement is believed to be the result of an arm’s length transaction reflecting market rate terms and conditions and comparable to those in similar agreements negotiated by Superior with similarly situated sellers of natural gas in the same market during the same general time frame. Our Audit Committee, in accordance with the Policy, and the board have determined that this agreement is in the best interest of the company and that the resulting relationship is not one that at the current time constitutes a material relationship between Mr. Sullivan and the company. In 2011, Sullivan and Company received a total of $77, 835 under the terms of the agreement. So far in 2012, $24,859 has been paid under that agreement.

REPORT OF THE AUDIT COMMITTEE

The SEC rules require that we include in our proxy statement a report from the board’s audit committee. The following report concerns that committee’s activities regarding oversight of our financial reporting and auditing process.

The audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our annual report on Form 10-K for 2011 with our management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally-accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board

(PCAOB) in Rule 3200T. The committee has discussed with the independent registered public accounting firm the auditors’ independence from management, including the implications of the SEC regulations regarding the provisions of non-audit services by the independent registered public accounting firm and determined that the provisions of the non-audit services were not inconsistent with the independent registered public accounting firm’s status as an independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by PCAOB Rule 3526.

The committee also reviewed the report of management contained in our annual report on Form 10-K for the year 2011 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in our annual report on Form 10-K). This report related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on review and discussions with management and the independent registered public accounting firm, the committee recommended to the board that the company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31,

2011, for filing with the SEC. The committee also discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with our chief financial officer and independent registered public accounting firm before public release.

The board and the audit committee believe that the audit committee’s current member composition satisfies the rule of the NYSE that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by applicable NYSE rule. Each member of the committee is financially literate, knowledgeable and qualified to review financial statements. The board has determined that Steven B. Hildebrand, Gary R. Christopher and Larry C. Payne qualify as “audit committee financial experts” under the rules of the SEC. During the year 2011, the committee met ten times.

Members of the Audit Committee:

Steven B. Hildebrand – Chairman

William B. Morgan

Gary R. Christopher

J. Michael Adcock

Larry C. Payne

PRINCIPAL ACCOUNTANT FEES AND SERVICES

By April 17, 2012, the committee expects to have appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP

The following table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the integrated audit of the company’s annual financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services during those years.

	2011 ($)	2010 ($)
Audit Fees(1)	711,300	624,000
Audit-Related Fees(2)	105,000	102,600
Tax Fees(3)	53,200	21,442
All Other Fees	-	-
Total	869,500	748,042

Notes to table:

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of consents and assistance with review of documents filed with the SEC.
(2)	Audit-related fees consisted primarily of services provided in connection with audits of an employee benefit plan and oil and gas partnerships.
(3)	For fiscal 2011 and 2010, respectively, tax fees principally included tax compliance fees of $53,200 and $21,442. No fees for tax advice were incurred in 2011 or 2010.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before incurring the following, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the audit committee for approval:

(1)	Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and reporting standards.
(2)	Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
(3)	Tax services include all services, except those services specifically related to the audit of the financial statements performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.
(4)	Other Fees are those associated with services not captured in the other categories. The company generally does not request such services from the independent registered public accounting firm.

The audit committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances (subject to certain de minimus exceptions), the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may (and has at various times in the past) delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the compensation committee during the full course of fiscal year 2011: J. Michael Adcock, William B. Morgan, John H. Williams and Steven B. Hildebrand. Additionally, G. Bailey Peyton IV was added to that committee in December 2012, and is included as a committee member for purposes of this provision. There are no committee interlocks with other companies within the meaning of the SEC’s rules during 2011.

As more fully discussed in “Related Person Transactions – Certain transactions between the company and its officers, directors, nominees for director and their associates,” certain of these directors and officers have, from time to time invested in limited partnerships that are formed and administered by one of the company’s subsidiaries.

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF DIRECTORS

Item 1 is the election of three directors to the board. Our Amended and Restated Certificate of Incorporation provides that the number of directors on our board may not be less than three nor more than ten. Our board currently is composed of ten members and is divided into three classes each serving for a three-year term. Classes I and II consist of three directors and Class III consists of four directors. At each annual meeting, the term of one class expires. The term of service for those named directors serving in Class I expires at this meeting. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.

If any director resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy or elect the new director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE THREE NOMINEES.

Nominees For Director
Terms expiring at 2012 annual meeting (Class I)	John G. Nikkel Age 77 Director since 1983	Mr. Nikkel joined the company as its President, Chief Operating Officer and a director in 1983. He was elected its CEO in July 2001 and Chairman of the Board in August 2003. Mr. Nikkel retired as an employee and as the CEO of the company on April 1, 2005. He currently holds the position of Chairman of the Board. From 1976 until January 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of Cotton from 1979 until his departure. Before joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco’s Denver Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company, a family owned oil and natural gas investment company. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.
	Robert J. Sullivan Jr. Age 66 Director since 2005	Mr. Sullivan is a Principal with Sullivan and Company LLC, a family-owned independent oil and natural gas exploration and production company founded in 1958. He is also the Founder (1989) and served as Chairman and CEO of Lumen Energy Corporation prior to its sale in 2004. Mr. Sullivan was appointed to Oklahoma Governor Frank Keating’s Cabinet as Secretary of Energy in March 2002. He received a BBA from the University of Notre Dame, and a MBA from the University of Michigan. Mr. Sullivan is a Board Member of the Oklahoma Independent Petroleum Association, St. John Medical Center, St. Joseph Residence, and former Board Member of University of Notre Dame Alumni Association, Catholic Charities and Gatesway Foundation. He also is Trustee for the Monte Cassino Endowment Trust, a Member of the University of Notre Dame Irish Studies Advisory Council and Past Chairman of the following School Boards: Cascia Hall Preparatory School, Monte Cassino School and School of St. Mary. Mr. Sullivan has over 41 years of energy industry experience.
	Gary R. Christopher Age 62 Director since 2005	Mr. Christopher is engaged in personal investments and consulting. Between August 1999 and January 2004, he served as President and CEO of PetroCorp Incorporated (a public oil and natural gas exploration company), and from March 1996 to August 1999 he served as the Acquisition Coordinator of Kaiser-Francis Oil Company. His other past professional experience includes serving as Vice President of Acquisitions for Indian Wells Oil Company, Senior Vice President and Manager of the Energy Lending Division of First National Bank of Tulsa and from 1991 to 1996 Senior Vice President and Manager of Energy Lending for Bank of Oklahoma. Previous to that, Mr. Christopher worked for Amerada Hess Corporation as a Reservoir Engineer and for Texaco, Inc. as a Production Engineer. Mr. Christopher is a member of the Society of Petroleum Engineers and the Oklahoma Independent Petroleum Association. Mr. Christopher received a B.S. degree in Petroleum Engineering from the University of Missouri at Rolla. Mr. Christopher is a past Director of the Petroleum Club of Tulsa, Middle Bay Oil Company, Three Tech Energy, PetroCorp Incorporated and a present Director of the Summit Bank of Oklahoma.
Continuing Directors
Terms expiring at 2013 annual meeting (Class II)	William B. Morgan Age 67 Director since 1988	Mr. Morgan was elected a director of the company in 1988. Mr. Morgan retired in June 2007 from his position as Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, and President of its principal for-profit subsidiary Utica Services, Inc., which positions he had held since 1995. Prior to joining St. John, he was Partner in the law firm of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma, and served as Adjunct Professor of Law at the University of Tulsa College of Law, where he taught Securities Regulation. During 1968 and 1969, he served as a United States Army Officer in Vietnam and was awarded several medals including the Bronze Star. Mr. Morgan has an undergraduate degree from Muhlenberg College, Allentown, Pennsylvania, and a Juris Doctor from the University of Tulsa College of Law. Mr. Morgan is a member of numerous professional and Bar associations and various federal Bars including the United States Supreme Court. He has been listed in Who’s Who in American Law, Who’s Who in American Education and The Best Lawyers in America. Mr. Morgan is a Fellow of the American College of Healthcare Executives and a Dispute Resolution Arbitrator with the Financial Industry Regulatory Authority.

	John H. Williams Age 93 Director since 1988	Mr. Williams was elected a director of the company in December 1988. Mr. Williams is engaged in personal investments and has been for more than five years. He was Chairman of the Board and CEO of The Williams Companies, Inc. before retiring in 1978, and he continues to serve as an honorary director. Mr. Williams is, and for more than the last five years has been, a director, audit committee member, and member and chairman of the nominating and governance committee of Apco Oil & Gas International, Inc. (a Nasdaq registered company) as well as an honorary director of Willbros Group, Inc. He formerly served as a director of Petrolera Entre Lomas S.A. In addition, Mr. Williams is a member of the Tulsa Performing Arts Center Trust and is a finance committee member and has served in those capacities since 1977. Mr. Williams was a 1977 inductee into the Oklahoma Hall of Fame, and a 2006 inductee into the University of Tulsa, Collins College of Business Hall of Fame.
	Larry D. Pinkston Age 57 Director since 2004	Mr. Pinkston joined the company in December 1981. He had served as Corporate Budget Director and Assistant Controller before being appointed Controller in February 1985. In December 1986, he was elected Treasurer and was elected to the position of Vice President and Chief Financial Officer in May 1989. In August 2003, he was elected to the position of President. He was elected a director by the board in January 2004. In February 2004, in addition to his position as President, he was elected to the office of Chief Operating Officer. Effective April 1, 2005, Mr. Pinkston was elected to the additional position of CEO. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma.
Terms Expiring at 2014 annual meeting (Class III)	J. Michael Adcock Age 63 Director since 1997	Mr. Adcock was elected a director in December 1997. He is an attorney and is currently a Co-trustee of the Don Bodard Trust, which is a private business trust that deals in real estate, oil and natural gas properties and other equity investments. He is Chairman of the Board of Arvest Bank, Shawnee, and a director, finance chair, and compensation committee member of Community Health Partners, Inc. Mr. Adcock is also a co-owner of Central Disposal, LLC, a solid waste management company with operations in Central Oklahoma. Between 1997 and September 1998 he was the Chairman of the Board of Ameribank and President and CEO of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Prior to holding these positions, he was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.
	Steven B. Hildebrand Age 57 Director since 2008	Mr. Hildebrand was elected as a director in October 2008. Since March 2008, he has been engaged in personal investments. Mr. Hildebrand retired in 2008 from Dollar Thrifty Automotive Group, Inc. (NYSE: DTG), a car rental business, where he served as Executive Vice President and Chief Financial Officer since 1997. Prior to that, Mr. Hildebrand served as Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc., a subsidiary of Dollar Thrifty. Mr. Hildebrand joined Thrifty Rent-A-Car System, Inc. in 1987 as Vice President and Treasurer and became Chief Financial Officer in 1989. Mr. Hildebrand was with Franklin Supply Company, an oilfield supply business, from 1980 to 1987 where he held several positions including Controller and Vice President of Finance. From 1976 to 1980, Mr. Hildebrand was with the accounting firm Coopers & Lybrand, most recently as Audit Supervisor. Mr. Hildebrand has been designated by the board of directors as an audit committee financial expert. Mr. Hildebrand has been a director of APMEX Precious Metals Management Services, Inc. since December 2011. Mr. Hildebrand has served on boards for several charitable organizations in the Tulsa community.

Larry C. Payne Age 64 Director since 2011	Mr. Payne currently serves as President and Chief Executive Officer of LESA and Associates, LLC, a private investment and consulting firm he started in June of 2011. Mr. Payne retired from the energy industry in April 2011 after over 38 years of service. Prior to his retirement, Mr. Payne served as President and Chief Operating Officer of Lansing NGL Services Natural Gas Liquids Division, a division of Lansing Trade Group, LLC, a commodities trading company located in Overland Park, Kansas from April 2010 to April 2011. Between August 2009 and April 2010, Mr. Payne provided energy consulting services to private clients interested in the midstream energy business. From 2003 until August 2009 Mr. Payne served as President and Chief Operating Officer of SemStream, L.P., a midstream energy company engaged in natural gas liquids supply and marketing. Before joining SemStream, Mr. Payne served as Vice President of Commodity Management for Williams Midstream Marketing and Risk Management, LLC., and before that he served as Vice President of Natural Gas Liquids Supply, Trading and Risk management for Texaco NGL. During his earlier years of service, Mr. Payne held numerous other positions in the energy industry including executive positions with Enterprise Products, Aux Sable Liquid Products and Ferrellgas. Mr. Payne received a B.S. in Business Administration from Grambling State University, and an MBA from Texas Southern University with a concentration in Finance and Economics. Mr. Payne currently serves on the board of directors for the Tulsa Day Center for the Homeless, the Wayman Tisdale Foundation, The Reserve at Forest Hills, and the Board of Trustees for the Metropolitan Baptist Church.
G. Bailey Peyton IV Age 57 Director since 2011	Mr. Peyton is currently President of Peyton Holdings Corp., a business he founded in 1985 for purposes of buying land, minerals and royalties. Mr. Peyton owns Perryton Feeders, LLC, a cattle business in Perryton, Texas, which he has owned since 2009 and for which he serves as managing member. Mr. Peyton also is current owner of Cuatro Cattle Company in Canadian, Texas. From 1984 to 2007, Mr. Peyton served as President of Upland Resources, Inc., an oil and natural gas exploration company founded by Mr. Peyton. Mr. Peyton currently serves on the board of directors of Happy State Bank in Amarillo, Texas, and The Citadelle Art Foundation in Canadian, Texas. Mr. Peyton is a past President of the Panhandle Association of Landmen, Amarillo, Texas.

The following table identifies our executive officers who are not directors as well as certain executive officers of our subsidiaries.

Name and Age as of the 2012 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Mark E. Schell - Age 55	Senior Vice President, General Counsel and Secretary
David T. Merrill - Age 51	Chief Financial Officer and Treasurer
John Cromling - Age 64	Executive Vice President of Unit Drilling Company
Bradford J. Guidry - Age 56	Executive Vice President of Unit Petroleum Company
Robert H. Parks Jr. - Age 57	Manager of Superior Pipeline Company, L.L.C.
Don Hayes - Age 52	Vice President, Controller
David Dunham - Age 32	Vice President of Corporate Planning
Richard E. Heck - Age 51	Vice President, Safety, Health and Environment

ITEM 2:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The choices we make with respect to our NEOs’ compensation seek to balance our goal of paying fair, reasonable, and competitive compensation with our goal of attracting and retaining talented and motivated professionals in our industry. We believe the compensation package we have described in this proxy statement achieves that balance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the company, our board, or the compensation committee of the board. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this proposal. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table, and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NEOS, AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 3: RE-APPROVAL OF PERFORMANCE GOALS INCLUDED IN THE UNIT CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN, AS CURRENTLY IN EFFECT, FOR THE PURPOSES OF SECTION 162(M) OF THE CODE

Why the Company is Seeking Stockholder Approval

Section 162(m) of the Code limits the corporate tax deductibility of compensation paid to “covered employees” (within the meaning of Section 162(m) of the Code) in excess of $1 million unless the compensation, in relevant part, satisfies the “performance-based compensation” exception under Section 162(m) of the Code. Qualified performance-based compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals.

Section 162(m) of the Code requires stockholder approval of the material terms of the performance goals applicable to awards intended to qualify as performance-based compensation under the Unit Corporation Stock and Incentive Compensation Plan (the “SIP”), and it requires re-approval of those goals every five years if the committee retains discretion to use different goals under performance-based compensation awards. Our committee retains discretion to select from among different goals under the terms of the SIP. Accordingly, we are asking our stockholders to re-approve the materials terms of the performance goals contained in the SIP, which are described below, for purposes of establishing stockholder re-approval under Section 162(m) of the Code.

Note that we are not seeking approval for the SIP generally, as it has previously been approved by stockholders, nor are we seeking in this Item 3 approval for the Amended and Restated SIP, which we are requesting by separate vote under Item 4 of this proxy statement. Rather, in this Item 3, we are asking our stockholders to re-approve the material terms of the performance goals contained in the SIP for purposes of maximizing tax deductions available to the company under Section 162(m) of the Code for any future performance-based compensation to be paid under the SIP. Future awards will be made under the SIP only if Item 4 is not approved by our stockholders.

What Happens if Stockholder Approval of this Item 3 is Not Received?

What happens if stockholder approval of this Item 3 is not received will differ depending on whether Item 4 is approved or not. If the Amended and Restated SIP proposed under Item 4 is approved, then failure of this Item 3 will have no consequences as we will cease making awards under the original SIP and no tax deductions for performance-based compensation will be lost. If Item 4 is not approved, we will continue to make awards under the original SIP, and to the extent those awards are performance-based, we will lose the ability to qualify for tax deductions for amounts in excess of $1 million. For this reason we encourage stockholders to vote yes on both of these Items, as a safeguard to ensure that the company has the maximum available tax deductions under either scenario.

Required disclosures for purposes of obtaining stockholder approval of performance goals for purposes of Section 162(m) of the Code

To establish appropriate stockholder approval of the material performance goals under the SIP, we provide the following details on employees eligible for performance-based awards, the material business criteria for the performance goals, and the individual maximum amounts permitted for various types of awards under the plan:

The SIP provides for awards to eligible individuals, including employees of the company or any of its affiliates. Non-employee directors are not eligible participants under the current SIP.

Awards may be granted upon approval of our compensation committee (the “committee”) or any other duly authorized committee of our board appointed by our board to administer the SIP. As a result, it is not possible to determine the number of individuals to whom awards will be made in the future under the SIP, nor is it possible to disclose the amounts of any future awards. However, as of March 5, 2012, approximately 520 employees of the company were eligible to participate in the SIP. The current executive officers of the company named in the Summary Compensation Table in this proxy statement are among the individuals eligible to receive awards under the SIP.

The SIP provides that, in order to meet the performance-based compensation exception under Section 162(m) of the Code, performance goals may be established by the committee for any award other than awards of stock options and stock appreciation rights. Awards of stock options and stock appreciation rights granted under the SIP are granted with a per-share exercise price no less than the “fair market value” of a share of our common stock on the date of grant and are intended to separately meet the performance-based compensation exception under Section 162(m) of the Code based on the SIP’s terms and conditions and the operation of the SIP.

In the case of awards intended to qualify as performance-based compensation under the SIP based on one or more applicable performance goals, those performance goals must be based on the attainment of specified levels of one or more of the following measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net operating profit;
(d)	Operating earnings;
(e)	Operating earnings per share;
(f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;
(i)	Gross or operating margins;
(j)	Share price (including, but not limited to, growth measures and total shareholder return);
(k)	Margins;
(l)	Operating efficiency;
(m)	Customer satisfaction;
(n)	Employee satisfaction;
(o)	Working capital targets;
(p)	Revenue growth; and
(q)	Growth of assets.

Any performance measure may be used to measure the performance of the company as a whole, a company division or a subsidiary, or any combination thereof, in each case as the committee may deem appropriate in its sole discretion, and any performance measure may be used to measure performance as compared to the performance of a group of comparable companies or published or special index that the committee, in its sole discretion, deems appropriate.

The committee may provide in any award agreement that the evaluation of the level of attainment of a particular performance goal may include or exclude any of the following events that occurs during the relevant performance period (in the case of awards to any Section 16 officers, any such inclusion or exclusion must meet the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes): (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

If the applicable tax or securities laws change in such manner to give the committee discretion to alter the applicable performance goals without obtaining stockholder approval of such changes, the committee may in its sole discretion make such changes without obtaining stockholder approval. Additionally, the committee may, in its sole discretion, make appropriate adjustments in the terms of any awards under the SIP to reflect or in relation to changes or distributions and may modify any other terms of outstanding awards (including modifications of performance criteria and changes in the length of performance periods). If the committee determines it is advisable to grant awards to Section 16 officers that shall not qualify as awards that meet the performance-based compensation exception under Section 162(m) of the Code, the committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

Subject to adjustment in certain cases as provided in the SIP (e.g., in connection with a recapitalization or stock split, as determined by the committee), the SIP provides that: (a) the maximum number of shares that may be awarded in the form of options or stock appreciation rights (“SARs”) to an employee in any fiscal year is 100,000; (b) the maximum number of shares that may be awarded in the form of restricted stock to an employee in any fiscal year is 50,000; (c) the maximum number of shares that may be awarded in the form of performance shares or performance units to an employee in any fiscal year is 50,000 or equal to the value of 50,000 shares; (d) the maximum number of shares that may be awarded in the form of stock-based awards to an employee in any fiscal year is 50,000; and (e) the maximum amount that may be awarded in the form of cash-based awards to an employee in any fiscal year is $1,000,000.

This proposal and the description of the SIP herein address only the material terms of the performance goals that apply to awards granted under the SIP intended to qualify as performance-based compensation for purposes of Section

162(m) of the Code. The description is qualified in its entirety by the full text of the SIP, filed as Appendix A to the company’s proxy statement filed March 29, 2006 for the company’s 2006 annual stockholders meeting, incorporated by reference herein.

Approval Standard Under Section 162(m) of the Code

Under Section 162(m) of the Code, the material terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast (in person or by proxy) on the issue are cast in favor of approval.

Board Recommendation

The board of directors of the company believes that the approval of the material terms of the performance goals applicable to awards intended to qualify as performance-based compensation granted under the SIP, as described above for purposes of Section 162(m) of the Code, is in the best interests of the company and its stockholders and will permit the committee to continue to grant performance-based awards under the SIP that meet the requirements for tax deductibility under Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-APPROVAL OF THE PERFORMANCE GOALS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION GRANTED UNDER THE CURRENT VERSION OF THE SIP FOR PURPOSES OF SECTION 162(M) OF THE CODE.

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED UNIT CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN TO INCREASE NUMBER OF SHARES SUBJECT TO THE PLAN, PERMIT GRANTS OF AWARDS TO NON-EMPLOYEE DIRECTORS, APPROVE SECTION 162(M) PERFORMANCE GOALS, AND INCREASE ANNUAL MAXIMUM AWARD LIMITS

Why the Company is Seeking Stockholder Approval

The Unit Corporation Stock and Incentive Compensation Plan (the “SIP”) was adopted by our board and approved by our stockholders in 2006. We are asking our stockholders to approve the Amended and Restated Stock and Incentive Compensation Plan (the “Amended and Restated SIP”) to make, among others, the following changes:

1.    To increase the number of shares available for issuance

As of February 29, 2012, there were 893,680 remaining shares of common stock reserved for future grants under the existing SIP. If the Amended and Restated SIP is approved by our stockholders, the total number of shares of common stock reserved for future issuance under the Amended and Restated Plan will be 1,923,680, reflecting an increase of 800,000 authorized shares, and the addition of 230,000 shares transferred from the Directors’ Option

Plan, under which no new awards would be issued if the Amended and Restated SIP is approved.

We are asking our shareholders to approve the increased number of shares of our common stock authorized for issuance under the Amended and Restated SIP to allow us to continue to grant awards to our employees and to begin granting awards to non-employee members of our board of directors, who currently are not eligible to receive awards under the SIP. Our workforce continues to expand and as we continue to incentivize selected employees with awards under the SIP, the number of shares available for future issuance continues to decrease. We have found that granting awards under the SIP has permitted us to attract and retain qualified employees and to align their interests with those of our stockholders, and we believe it is in the best interests of our stockholders to continue making such awards and to include non-employee directors in the participant group, such that an increase in authorized shares is reasonable and in the company’s best interests.

If the Amended and Restated SIP is approved by our stockholders under this Item 4, it will serve as the successor plan to both the SIP and the Non-employee Directors’ 2000 Stock Option Plan (the “Directors’ Option Plan”) and no further grants will be made under either of those plans after that approval.

2.    To add non-employee directors’ as participants under Amended and Restated SIP

We are asking our stockholders to add our non-employee directors to the group of participants eligible for awards under the Amended and Restated SIP because at this time the only form of equity award that can be granted to non-employee directors are stock options. The board believes it would be better for the committee to have a broader range of choices when selecting equity compensation for non-employee directors. The Amended and Restated Plan will permit the committee to select from non-qualified stock options, performance shares, performance units, restricted stock, restricted stock units, stock appreciation rights, cash-based awards, and cash stock-based awards when making awards to our non-employee directors. Just as our ability to grant awards under the SIP has allowed us to attract and retain employees and align the interests of our employees with those of our stockholders, our board of directors believes that permitting us to grant different types of equity awards to our non-employee directors under the Amended and Restated SIP would similarly help us attract and retain qualified non-employee directors while helping to align their interests with those of our stockholders.

If the Amended and Restated SIP is approved, the 230,000 shares available at this time under the Directors’ Option Plan will be added to the shares available under the Amended and Restated SIP, and the Directors’ Option Plan will be “frozen” as to new awards and no new awards will be issued under it. Under the Directors’ Option Plan, each non-employee director automatically received an option to purchase 3,500 shares of our common stock on the first business day following each annual meeting of our stockholders. The option exercise price was the NYSE closing price of our common stock on that date. Payment of the exercise price could be made in cash or in shares of common stock that had been held by the director for at least one year. No stock option could be exercised during the first six months of its term except in the case of death. Each option had a ten-year term.

If the Amended and Restated SIP is not approved by our stockholders under this Item 4, we will not be permitted to select from the types of awards available under the SIP (i.e., non-qualified stock options, performance shares, performance units, restricted stock awards, restricted stock unit awards, stock appreciation rights, cash-based awards, and cash stock-based awards) when determining the types of awards to be granted to our non-employee directors, the Directors’ Option Plan will continue in effect according to its terms, we will continue to make annual stock option awards to our non-employee directors under the Directors’ Option Plan, and the Directors’ Option Plan will retain the 230,000 shares currently available under it for future awards.

3.    To establish approval of performance goals under Amended and Restated SIP for purposes of Section 162(m) of the Code

If the Amended and Restated SIP is approved by stockholders, it will allow for awards that qualify as tax-deductible performance-based compensation under Section 162(m) of the Code. As described in Item 3 of this proxy statement, Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote. We are asking stockholders to approve the material terms of the performance goals under the Amended and Restated SIP so that we may grant awards under it that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax deductible.

By approving the Amended and Restated SIP, the stockholders will be approving, among other things, the eligibility requirements, performance goals and limits on various stock awards contained therein for purposes of Section 162(m) of the Code.

4.    To increase the maximum award limits available for performance-based awards for purposes of receiving tax deductions under Section 162(m)of the Code

If the Amended and Restated SIP is approved, the maximum award limits for purposes of receiving tax deductions for performance-based awards to employees under Section 162(m) of the Code will be as follows:

•	Maximum aggregate number of shares in the form of options or SARs under any award in any one fiscal year to any one participant: 250,000
•	Maximum aggregate grant of restricted stock/RSUs under any award in any one fiscal year to any one participant: 125,000
•	Maximum aggregate grant of performance shares or performance units under any award in any one fiscal year to any one participant: 125,000
•	Maximum cash-based awards to any one participant in any one fiscal year: $1,500,000
•	Maximum aggregate stock-based award to any one participant in any one fiscal year: 125,000.

In the recent years we have made more of our awards performance-based, and the maximum potential payout under those awards could, in the near future, exceed the maximum payouts permitted under the original SIP. If these maximums are not increased and awards in excess of those limits are granted, the amount in excess of the limit will not qualify for tax deductions under Section 162(m) of the Code. We believe that increasing the limits available for performance based awards in order to preserve greater tax deductibility under Section 162(m) of the Code is in the best interests of both the company and the stockholders.

What happens if stockholder approval of this Item 4 is not received?

If the Amended and Restated SIP is not approved by our stockholders under this Item 4, the committee will continue to make awards to our employees under the original SIP, and we will continue to make annual stock option awards to our directors under the Directors Option Plan. If Item 4 is not approved, the number of shares available for issuance to employees under the SIP would not increase from 2,500,000 to 3,300,000, and the number of shares available for stock option awards to our non-employee directors would remain at 230,000 shares as currently available under the Directors Option Plan. If this Item 4 is not approved, we will not qualify for tax deductions under Section 162(m) of the Code for performance-based awards in excess of maximum award limits under the original SIP, which could reasonably be expected to be exceeded in the future. If neither Item 3 nor Item 4 is approved, there would be no tax deductions available to us under Section 162(m) of the Code for any performance-based awards.

Summary of the terms and conditions of the amended

and restated SIP

The principal features of the Amended and Restated SIP are set forth below. We first describe the material differences between the Amended and Restated SIP and the SIP (and, where necessary to provide additional context, we describe terms and conditions of the Amended and Restated SIP that are consistent with the SIP), and we then describe the remaining terms and conditions of the Amended and Restated SIP which are materially consistent with the terms and conditions of the SIP. This summary is qualified in its entirety, however, by reference to the Amended and Restated SIP, which, in a form marked to show changes, is attached as Addendum A to this proxy statement and incorporated by reference herein.

Material differences between the Amended and Restated SIP and the SIP:

Number of Shares Available for Issuance Increased. As discussed above in this Item 4, if the Amended and Restated SIP is approved by our stockholders, the total authorized shares permitted under the Amended and Restated SIP will be 3,300,000, an increase of 800,000 shares over the 2,500,000 authorized in the original SIP. Of the 3,300,000 shares authorized, and including the 230,000 shares that will come into the Amended and Restated Plan from the Directors’ Option Plan, 1,923,680 shares will be available for future awards under the Amended and Restated Plan. The closing sale price of a share of common stock, as quoted on the NYSE on March 5, 2012, was $47.02.

Non-Employee Directors Eligible to Participate. As discussed above in this Item 4, if the Amended and Restated SIP is approved by our stockholders, we will be able to grant awards to non-employee members of our board under the Amended and Restated SIP. Those directors currently are not eligible to receive awards under the SIP; the SIP currently provides for awards to eligible individuals, which includes only employees of the company or any of its affiliates and excludes non-employee members of our board of directors.

We are unable at this time to estimate the number of employees that would be eligible to participate in the Amended and Restated SIP, but there are currently approximately 220 employees who hold awards outstanding under the SIP, and there are nine non-employee directors and 520 employees who would be eligible to participate. Awards under the Amended and Restated SIP (which we refer to hereinafter as “Awards”) may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Code (non-employee directors would not be eligible to receive grants of incentive stock options);
•	non-qualified stock options;
•	performance shares;
•	performance units;
•	restricted stock;
•	restricted stock units;
•	stock appreciation rights;
•	cash based awards; and
•	other stock-based awards.

Change of Control Definition Amended. We have revised the definition of a “change of control” in the Amended and Restated SIP to provide that the acquisition of 20% (rather than 15%, as currently provided under the SIP) of the outstanding shares of our common stock (by vote or value) would generally trigger a change in control of us. Additionally, we have amended the change of control definition in the Amended and Restated SIP to provide that the consummation (rather than the approval by our stockholders) of a merger, reorganization, consolidation or sale or other disposition of all or substantially all of our assets generally constitutes a change in control of us. These changes are believed to meet the guidelines recommended by Institutional Shareholder Services, a proxy advisory company and we believe they align with the interests of our stockholders.

“Safety” added as a Performance Goal. In addition to the performance goals described under our discussion of performance goals being approved under Item 3 for the current version of the SIP, we have amended the SIP to include “safety” as a permitted performance goal. We believe that safety is a valuable performance goal in any business, and an appropriate performance goal that we should be able to compensate under the Amended and Restated SIP. Accordingly, under the Amended and Restated SIP, in order to meet the performance-based compensation exception under Section 162(m) of the Code, permissible performance goals must be based on the attainment of specified levels of one or more of the following measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net operating profit;
(d)	Operating earnings;
(e)	Operating earnings per share;
(f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;
(i)	Gross or operating margins;
(j)	Share price (including, but not limited to, growth measures and total shareholder return);
(k)	Margins;
(l)	Operating efficiency;
(m)	Customer satisfaction;
(n)	Employee satisfaction;
(o)	Working capital targets;
(p)	Revenue growth;
(q)	Growth of assets; and
(r)	Safety.

Maximum Limits applicable to Performance-based Compensation Increased. Under the SIP, awards allowed to qualify as performance-based compensation were subject to the following maximum annual limits:

•	Maximum aggregate number of shares in the form of options or SARs under any award in any one fiscal year to any one participant: 100,000;
•	Maximum aggregate grant of restricted stock or restricted stock units under any award in any one fiscal year to any one participant: 50,000;
•	Maximum aggregate number of performance shares or performance units under any award in any one fiscal year to any one participant: 50,000;
•	Maximum aggregate stock-based award to any one participant in any one fiscal year: 50,000;
•	Maximum value of cash-based awards to any one participant in any one fiscal year: $1,000,000.

Under the Amended and Restated SIP, the annual maximums for performance-based compensation are as follows:

•	Maximum aggregate number of shares in the form of options or SARs under any award in any one fiscal year to any one participant: 250,000;
•	Maximum aggregate grant of restricted stock or restricted stock units under any award in any one fiscal year to any one participant: 125,000;
•	Maximum aggregate number of performance shares or performance units under any award in any one fiscal year to any one participant: 125,000;
•	Maximum aggregate stock-based award to any one participant in any one fiscal year: 125,000;
•	Maximum value of cash-based to any one participant in any one fiscal year: $1,500,000.

The increased annual maximums do not change the number of shares authorized for issuance under the Amended and Restated SIP, and they allow the company greater latitude in making awards that are performance based while still receiving maximum available tax deductions, which we believe to be in the best interests of the stockholders.

Terms of the Amended and Restated SIP that are consistent with the original SIP:

Administration of the plan. The committee (the “committee”) administers the Amended and Restated SIP and has authority to make Awards, to set the terms of the Awards, to interpret the Amended and Restated SIP, to establish any rules or regulations relating to the Amended and Restated SIP that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Amended and Restated SIP. Subject to the limitations specified in the Amended and Restated SIP, the committee may delegate its authority to appropriate company personnel.

Limitations on incentive stock options and adjustments to shares issuable through the plan. The Amended and Restated Plan limits the maximum number of shares that can be issued as “incentive stock options” to 2,000,000 shares.

All Awards shall be subject to the minimum vesting periods, determined by the committee and included in the Award agreement.

For purposes of determining the maximum number of shares of common stock available for delivery under the Amended and Restated SIP, shares of common stock that are not delivered because the Award is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Amended and Restated SIP. With respect to stock appreciation rights, the net number of shares of common stock delivered on exercise of the stock appreciation right will be counted against the Amended and Restated SIP plan limits.

Proportionate adjustments will be made to all of the share limitations provided in the Amended and Restated SIP, including shares subject to outstanding Awards, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Award will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Amended and Restated SIP. The committee or board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Amended and Restated SIP in whole or in part; provided however, that:

•

without the prior approval of the company’s stockholders, options and stock appreciation rights issued under the Amended and Restated SIP will not be repriced, replaced, regranted through cancellation or by lowering the exercise price of a previously granted option, nor will they be cashed out; and

•

to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the company in accordance with applicable law, regulation, or exchange requirement.

Types of Awards. Each type of Award that may be granted under the Amended and Restated SIP is described below:

Stock Options. For employees, the committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. For non-employee directors, the committee can grant non-qualified stock options, but cannot grant incentive stock options. The committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction in accordance with Section 424(h) of the Code. The term of an option will also be determined by the committee, but may not exceed 10 years.

The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by us; or in any other manner authorized by the committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

Except for certain permitted adjustments, unless approved by our stockholders, (a) the exercise price for any outstanding option granted under the Amended and Restated SIP may not be decreased after the date of grant and (b) an outstanding option that has been granted under the Amended and Restated SIP may not, as of any date that such option has a per share exercise price that is greater than the then current fair market value of our common stock, be surrendered as consideration for the grant of a new option with a lower exercise price, shares of common stock, shares of restricted stock, restricted stock units, another “stock-based” award or a cash payment, nor may they be cashed out.

Restricted Stock. Shares of common stock may be granted by the committee to an eligible employee or non-employee director and made subject to restrictions on sale, pledge or other transfer for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the committee may provide in an Award agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or service or if specified performance goals or targets are not met. Participant’s rights with respect to such shares shall be subject to the restrictions provided in the Award agreement and the Amended and Restated SIP.

Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one share of common stock. An Award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the committee may determine, subject to the provisions of the Amended and Restated SIP. To the extent an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals and meet the additional requirements imposed by Section 162(m).

Stock Appreciation Rights. A stock appreciation right may be granted by the committee in its discretion. The committee may grant free standing stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the committee and shall be specified in the Award agreement, but in no event shall the grant price be less than the fair market value of the shares of common stock of the company on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the committee and specified in the Award agreement, which relates to the stock appreciation right. No stock appreciation right will be exercised after the tenth anniversary from the date of its grant. However, for employees employed outside the United States and who are third-country nationals, the committee may grant stock appreciation rights with a term of more than 10 years. Outstanding stock appreciation rights may be exercised on whatever terms the condition the committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option, (a) the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option; (b) the value of the payout with respect to the tandem stock appreciation right will be for no more than 100% of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and (c) the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.

On the exercise of a stock appreciation right, a participant will be entitled to receive payment in an amount determined by multiplying: (a) the difference between the fair market value of a share of common stock on the date of exercise and the grant price; by (b) the number of shares with respect to which the stock appreciation right is exercised. In the discretion of the committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right) in some combination thereof or in any other form approved by the committee.

Other Stock-Based Awards. The Amended and Restated SIP also authorizes the committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

Performance-Based Compensation Under Section 162(m). Stock options and stock appreciation rights granted in accordance with the terms of the Amended and Restated SIP, the exercise of which is based on the attainment of performance goals, will qualify as performance-based compensation under Section 162(m). Grants of any restricted stock, restricted stock units or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. Eligible participants are employees of the company or an affiliate as well as Non-employee Directors. Awards may be granted upon approval of our compensation committee ( the “committee”) or any other duly authorized committee of our board of directors appointed by our board to administer the Amended and Restated SIP. As a result, it is not possible to determine the number of individuals to whom awards will be made in the future under the Amended and Restated SIP, nor is it possible to disclose the amounts of any future awards. However, as of March 5, 2012, approximately 520 employees of the company were eligible to participate in the SIP, and nine Non-employee Directors were eligible. The current executive officers of the company named in the Summary Compensation Table in this proxy statement are among the individuals eligible to receive awards under the Amended and Restated SIP.

The Amended and Restated SIP provides that, in order to meet the performance-based compensation exception under Section 162(m) of the Code, performance goals may be established by the committee for any award other than awards of stock options and stock appreciation rights. (Awards of stock options and stock appreciation rights granted under the Amended and Restated SIP are granted with a per-share exercise price no less than the “fair market value” of a share of our common stock on the date of grant and are intended to separately meet the performance-based compensation exception under Section 162(m) of the Code based on the Amended and Restated SIP’s terms and conditions and the operation of that plan.)

The pre-established performance goals will be based on any or a combination of the following business criteria applied to our company as a whole, a company division or a subsidiary or any combination thereof:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net operating profit;
(d)	Operating earnings;
(e)	Operating earnings per share;
(f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;
(i)	Gross or operating margins;
(j)	Share price (including, but not limited to, growth measures and total stockholder return);
(k)	Margins;
(l)	Operating efficiency;
(m)	Customer satisfaction;
(n)	Employee satisfaction;
(o)	Working capital targets;
(p)	Revenue growth;
(q)	Growth of assets; and
(r)	Safety.

Any performance goal may be used to measure the performance of the company as a whole, a company division or a subsidiary, or any combination thereof, as the committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special index that the committee, in its sole discretion, deems appropriate.

Subject to adjustment in certain cases as provided in the Amended and Restated SIP (e.g., in connection with a recapitalization or stock split, as determined by the committee), the Amended and Restated SIP provides that: (a) the maximum number of shares that may be awarded in the form of options or stock appreciation rights to an employee in any fiscal year is 250,000; (b) the maximum number of shares that may be awarded in the form of restricted stock to an employee in any fiscal year is 125,000; (c) the maximum number of shares that may be awarded in the form of performance shares or performance units to an employee in any fiscal year is 125,000 or equal to the value of 125,000 shares; (d) the maximum number of shares that may be awarded in the form of stock-based awards to an employee in any fiscal year is 125,000; and (e) the maximum amount that may be awarded in the form of cash-based awards to an employee in any fiscal year is $1,500,000.

The committee may provide in any award agreement that the evaluation of the level of attainment of a particular performance goal may include or exclude any of the following events that occurs during the relevant performance period (in the case of awards to any Section 16 officers, any such inclusion or exclusion must meet the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes): (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

If the applicable tax or securities laws change in such manner to give the committee discretion to alter the applicable performance goals without obtaining stockholder approval of such changes, the committee may in its sole discretion make such changes without obtaining stockholder approval. Additionally, the committee may, in its sole discretion, make appropriate adjustments in the terms of any awards under the Amended and Restated SIP to reflect or in relation to changes or distributions and may modify any other terms of outstanding awards (including modifications of performance criteria and changes in the length of performance periods). If the committee determines it is advisable to grant awards to Section 16 officers that shall not qualify as awards that meet the performance-based compensation exception under Section 162(m) of the Code, the committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

The committee has authority to use different targets from time to time under the performance goals provided in the Amended and Restated SIP. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be re-approved by the stockholders every five years. Approval of the amended and restated Amended and Restated SIP will also constitute approval of the plan by our stockholders for purposes of 162(m). To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment. If a participant ceases to be employed by us or provide services to us for any reason, including death, or his outstanding Awards may be exercised or shall expire at such time or times as may be determined by the committee and described in the Award agreement.

Change of Control. In the event of a change of control of our company, as defined in the Amended and Restated SIP, unless otherwise provided in the Award agreement or the compensation committee determines that equivalent awards have been substituted for Awards outstanding immediately prior to the change of control (in which case Awards shall not vest or become exercisable upon such change of control), all Awards will become fully vested and exercisable, all restrictions or limitations on any Awards will generally lapse and, all performance criteria and other conditions relating to the payment of Awards will generally be deemed to be achieved or waived.

Transferability of Awards. The Awards awarded under the plan may not be transferred except

•	by will;
•	by the laws of descent and distribution; or
•	in the case of non-qualified stock options only, if permitted by the committee and if so provided in the Award agreement.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Amended and Restated SIP, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have us withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made before the date on which the amount of tax to be withheld is determined and is subject to the committee’s right of disapproval.

Awards to be Granted

Grants of awards to selected employees and non-employee directors selected by the committee will be made in the future as necessary to attract and retain employees and non-employee directors. Accordingly, it is not possible to determine currently the benefits that will be received by such personnel.

Federal Income Tax Consequences of Stock Options

Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a non-qualified stock option granted under the Amended and Restated SIP is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

A participant generally will not recognize any income on the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the participant to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. A participant will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). A participant disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise or date of sale. The remaining gain, if any, will be short-term capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the participant disposes of the shares of common stock received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

If, on a change of control of our company, the exercisability or vesting of an Award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the participant exceeds an amount equal to three times the “base amount” for such participant. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any participant, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by a participant upon a change of control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

Vote Required

Approval of the Amended and Restated SIP requires the affirmative vote of the holders of a majority of the votes cast on the Amended and Restated SIP, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date of the stockholders’ meeting. Under Section 162(m) of the Code, the material terms of a performance goal are approved by stockholders if, in a separate vote, a majority of the votes cast (in person or by proxy) on the issue are cast in favor of approval, and approval of this Item 4 is deemed to satisfy the requirements of Section 162(m) with respect to approval of performance goals.

The following table provides information for all equity compensation plans as of the fiscal year ended December 31, 2011, under which our equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	338,480(2)	$41.40	1,491,616(3)
Equity compensation plans not approved by security holders	-	-	-
Total	338,480	$41.40	1,491,616

Notes to Table:

(1)	Shares awarded under these plans may be newly issued, from our treasury, or acquired in the open market.
(2)	This number includes the following:
138,980 stock options outstanding under the company’s Amended and Restated Stock Option Plan.
199,500 stock options outstanding under the Non-Employee Directors’ Stock Option Plan.
(3)	This number reflects 230,000 shares available for issuance under the Non-Employee Directors’ Stock Option Plan and 1,261,616 shares available for issuance under the Unit Corporation Stock and Incentive Compensation Plan. No more than 2,000,000 of the shares available under the Unit Corporation Stock and Incentive Compensation Plan may be issued as “incentive stock options” and all of the shares available under this plan may be issued as restricted stock. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED SIP.

ITEM 5:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting scheduled for April 2012 our audit committee expects to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2012 fiscal year. We are asking you to ratify and approve that action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer appropriate questions.

Although the law does not require this ratification, the audit committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the audit committee may still appoint a new independent registered public accounting firm at any time if it believes that change would be in the best interest of the company and its stockholders. Failure to ratify this selection is not binding on the audit committee. However, if our stockholders do not ratify this selection, the audit committee will reconsider the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL, WHICH VOTE WILL ACT TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during 2011 all Section 16(a) filing requirements applicable to our reporting persons were complied with and all reports were timely filed.

MATTERS WHICH MAY COME BEFORE THE MEETING

The board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

2013 STOCKHOLDER PROPOSALS OR NOMINATIONS

Stockholder proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 16, 2012. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. These proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with the bylaws, which, in general, require that the notice be received by our corporate secretary:

•	not earlier than the close of business on January 2, 2013; and
•	not later than the close of business on February 1, 2013.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary date of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and
•	10 days after public announcement of the meeting date.

Nomination of director candidates. You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendation should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of our shares of common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii) the class and number of shares of our common stock which are owned beneficially and of record by the stockholder (and such beneficial owner), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of shares of our common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of our common stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the time period described above under “Stockholder Proposals.”

CONTACTING US

The following options are available if you would like to contact us.

•	if you would like to receive information about the company:

Our home page on the Internet, located at http://www.unitcorp.com, gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

•	if you would like to contact us direct, please call our Investor Relations Department at (918) 493-7700, or send your correspondence to the following address:

Unit Corporation

Investor Relations

7130 South Lewis Avenue, Suite 1000

Tulsa, Oklahoma 74136

AVAILABILITY OF OUR FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT

Copies of our Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, may be obtained without charge by writing to: Mark E. Schell, Secretary, Unit Corporation, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136. You also may view a copy of the Form 10-K electronically by accessing our website at www.unitcorp.com/corpgov.html.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2012

You may access our 2011 annual report and this proxy statement and our form of proxy for our May 2, 2012 annual meeting of stockholders at our website at www.unitcorp.com/corpgov.html, which does not have “cookies” that identify visitors to the site.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC

Addendum A

Unit Corporation

Stock and Incentive Compensation Plan

~~Effective as of~~Amended and Restated May ~~3, 2006~~2, 2012

8.9	Payment In Consideration of Restricted Stock Units.	11

Article 9. Performance Shares and Performance Units		11
9.1	Grant of Performance Shares and Performance Units.	11
9.2	Value of Performance Shares and Performance Units.	11
9.3	Earning of Performance Shares and Performance Units.	11
9.4	Form and Timing of Payment of Performance Shares and Performance Units.	11
9.5	Termination of Employment.	11
9.6	Nontransferability of Performance Shares and Performance Units.	11

Article 10. Cash-Based Awards and Stock-Based Awards		12
10.1	Grant of Cash-Based Awards.	12
10.2	Value of Cash-Based Awards.	12
10.3	Payment in Consideration of Cash-Based Awards.	12
10.4	Form and Timing of Payment of Cash-Based Awards.	12
10.5	Stock-Based Awards.	12
10.6	Termination of Employment.	12
10.7	Nontransferability of Cash-Based Awards and Stock-Based Awards.	12

Article 11. Performance Measures		12

Article 12. Beneficiary Designation		14

Article 13. Rights of ~~Employees~~ Participants		14
13.1	Employment.	14
13.2	Participation.	14
13.3	Rights as a Shareholder.	14

Article 14. Change of Control		14
14.1	Accelerated Vesting and Payment.	14
14.2	Alternative Awards.	15

Article 15. Amendment, Modification, Suspension, and Termination		15
15.1	Amendment, Modification, Suspension, and Termination.	15
15.2	Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events.	16
15.3	Awards Previously Granted.	16

Article 16. Withholding		16

Article 17. Successors		16

Article 18. General Provisions		16
18.1	Forfeiture Events.	16
18.2	Legend.	17
18.3	Delivery Of Title.	17
18.4	Investment Representations.	17
18.5	Employees Based Outside of The United States.	17
18.6	Uncertificated Shares.	17
18.7	Unfunded Plan.	17
18.8	No Fractional Shares.	17
18.9	Other Compensation and Benefit Plans.	18
18.10	No Constraint on Corporate Action.	18

Article 19. Legal Construction		18
19.1	Gender And Number.	18
19.2	Severability.	18
19.3	Requirements of Law.	18
19.4	Governing Law.	18

Unit Corporation

Stock and Incentive Compensation Plan

Effective: May ~~3, 2006~~2, 2012

Article 1.

Establishment, Purpose, and Duration

1.1      Establishment of this Plan.  Effective with shareholder approval received May 3, 2006, Unit Corporation, a Delaware corporation (hereinafter referred to as the “Company”), ~~establishes~~established an incentive compensation plan ~~to be~~ known as the Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

~~This~~The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

This amended and restated version of the Plan shall become effective, if approved by the Company’s~~Board and~~ shareholders, on May ~~3 2006~~2, 2012 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 of this document.

1.2      Purpose of this Plan.  The purpose of this Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants on whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3      Duration of this Plan.  This Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate this Plan at any time under Article 15, until all Shares subject to this Plan have been purchased or acquired according to this Plan’s provisions.

1.4      Successor Plan.  This Plan shall serve as the successor to the Unit Corporation Amended and Restated Stock Option Plan ~~and~~, the Employee Bonus Plan, and the Non-employee Directors 2000 Stock Option Plan (the “Predecessor Plans”), and no further grants shall be made under the Predecessor Plans from and after the Effective Date of this Plan.

Article 2.

Definitions

Whenever used in this Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Affiliate” shall have the meaning given to that term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms of this Plan.

1

“Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning given to that term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board Of Directors” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted under Article 10, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.

“Cause” means (i) the willful failure by the Participant to perform substantially the Participant’s duties as an Employee or Non-employee Director (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the Company or any Affiliate.

“Change of Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) ~~On the close of business on the tenth day following the time the Company learns of the acquisition by~~ any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, ~~of~~becomes the beneficial ~~ownership~~ owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act~~,~~), of ~~15~~20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any corporation pursuant to a transaction with complies with clauses (i), (ii) and (iii) of subsection (iii) of this definition; and (E) if the Board of Directors of the Company determines in good faith that a Person became the beneficial owner of ~~15~~20% or more of the Outstanding Company Common Stock inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Outstanding Company Common Stock that would cause a Change of Control or (B) such Person was aware of the extent of its beneficial ownership of Outstanding Company Common Stock but had no actual knowledge of the consequences of such beneficial ownership under this Plan) and without any intention of changing or influencing control of the Company, then the beneficial ownership of Outstanding Company Common Stock by that Person shall not be deemed to be or to have become a Change of Control for any purposes of this Plan unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of beneficial ownership of a sufficient number of Outstanding Company Common Stock so that such Person’s beneficial ownership of Outstanding Company Common Stock would no longer otherwise qualify as a Change of Control.

(b) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange act, or any other actual or

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threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) ~~approval by the stockholders of the company~~consummation of a reorganization, merger, statutory share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction Pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors and (iii) individuals who were members of the Incumbent Board will constitute a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

(d) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer this Plan.

“Company” means Unit Corporation, a Delaware corporation, and any successor thereto as provided in Article 18.

“Constructively Terminated” means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:

(i)	Requiring the Employee to be based as his/her regular or customary place of employment or Agency at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately before the Change of Control, or in a state other than the one in which the Employee performed his/her duties immediately before the Change of Control, in each case except for travel reasonably required in the performance of the individual’s responsibilities;

(ii)	In the case of an Employee, reducing the Employee’s base salary below the rate in effect at the time of a Change of Control; or

(iii)	In the case of an Employee, failing to pay the Employee’s base salary, other wages, or employment-related benefits as required by law.

“Disability” means a termination of a Non-employee Director’s service as a member of the Board as a result of physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Company, he or she is unable to continue to serve on the Board.

“Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions

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set forth in this Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of this Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

“Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

“Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7.

“Grant Price” means the price against which the amount payable is determined on exercise of an SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

“Insider” shall mean an ~~individual~~Employee who is, on the relevant date, subject to the reporting requirements of Section 16 of the Exchange Act, as determined by the Board.

“Non-employee Director” means a director whose only relationship to the Company is based on his or her service on the Board, and who is not an Employee.

“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

“Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

“Option Price” means the price at which a Share may be purchased by a Participant under an Option, as determined by the Committee.

“Participant” means an Employee or Non-employee Director who has been selected to receive an Award, or who has an outstanding Award granted under this Plan.

“Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

“Performance Goal” means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.

“Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability, or value of an Award to an Insider that are designated to qualify as Performance-Based Compensation.

“Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share” means an Award granted under Article 9 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

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“Performance Unit” means an Award granted under Article 9 and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

“Period Of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or on the occurrence of other events as determined by the Committee, in its discretion.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (i) the Company or any Affiliate or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.

“Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 and subject to the terms of this Plan.

“Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

“Retirement” means the termination of a Non-employee Director’s service as a member of the Board at the end of any full term to which he or she was elected or appointed.

“Shares” means the shares of common stock of the Company, $0.20 par value per Share.

“Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, under the terms of Article 7 and subject to the terms of this Plan.

“Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.

“Tandem SAR” means an SAR that the Committee specifies is granted in connection with a related Option under Article 7 and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled). Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at time of grant.

“Voting Power” shall mean that number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

“Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

Article 3.

Administration

3.1      General.  The Committee shall be responsible for administering this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding on the Participants, the Company, and all other interested parties.

3.2      Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 15, adopting modifications and amendments, or subplans to this Plan (as described in Section 18.5) or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.

3.3      Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee

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may not delegate any of its non-administrative powers with respect to Awards intended to be Performance-Based Compensation; and provided further, that the member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted under the authority delegated under this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable

Article 4.

Shares Subject to this Plan and Maximum Awards

4.1      Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance to Participants under this Plan shall be ~~Two~~Three Million ~~Five~~Three Hundred Thousand (~~2,500~~3,300,000) (such total number of Shares, including such adjustment and remaining Shares, the “Total Share Authorization”). The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be Two Million (2,000,000).

For greater clarity, any Awards that are not settled in Shares shall not reduce any of these reserves. Any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under this Plan. The maximum number of Shares available for issuance under this Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to an Insider shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of Awards to Insiders under this Plan:

(a) OPTIONS AND SARS: The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, under any Award granted in any one Fiscal Year to any one Participant, shall be 250,000~~100,000~~.

(b) RESTRICTED STOCK/RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be 125,000~~50,000~~.

(c) PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be 125,000~~50,000~~ Shares, or equal to the value of 125,000~~50,000~~ Shares determined as of the date of vesting or payout, as applicable.

(d) CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed $1,500,000~~$1,000,000~~ determined as of the date of vesting or payout, as applicable.

(e) STOCK AWARDS: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be 125,000~~50,000~~.

4.2      Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as

6

applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan provided that any such substitution or adjustment is made in accordance with Section 424(h) of the Code.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 14 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available under this Plan, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the Committee may amend this Plan, or adopt supplements to this Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

Article 5.

Eligibility and Participation

5.1      Eligibility.  Individuals eligible to participate in this Plan include all Employees~~.~~ and Non-employee Directors.

5.2      Actual Participation.  Subject to the provisions of this Plan, the Committee may from time to time, select from all eligible Employees and Non-employee Directors, those to whom Awards shall be granted and shall determine in its discretion, the nature, terms, and amount of each Award.

Article 6.

Stock Options

6.1      Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and on such terms, and at any time and from time to time as shall be determined by the Committee in its discretion. Despite the foregoing, no ISOs may be granted to any Non-employee Director and no ISO may be granted more than ten (10) years after ~~the earlier of (a) adoption of this Plan by the Board, and (b)~~ the Effective Date.

6.2      Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions on which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3      Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Option Price be less than the FMV of the Shares on the date of grant.

6.4      Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Despite the forgoing, for Options granted to Participants employed outside the United States and who are third country nationals, the Committee has the authority to grant Options that have a term greater that ten (10) years.

6.5      Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

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6.6      Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price on exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based on the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.

6.7      Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired under the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired under exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed and/or traded.

6.8      Termination of Employment or Board Service.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service as a Non-Employee Director with the Company or an Affiliate~~s~~. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued under this Article 6, and may reflect distinctions based on the reasons for termination.

6.9      Nontransferability of Options.

(a) INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant’s lifetime only by such Participant.

6.10    Notification of Disqualifying Disposition.  The Participant will notify the Company on the disposition of Shares issued under the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

Article 7.

Stock Appreciation Rights

7.1      Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time and on such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Grant Price be less than FMV of the Shares on the date of grant The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

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7.2      SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

7.3      Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Despite the forgoing, for SARs granted to Participants employed outside the United States and who are third country nationals, the Committee has the authority to grant Options that have a term greater that ten (10) years.

7.4      Exercise of Freestanding SARs.  Freestanding SARs may be exercised on whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5      Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option on the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Despite any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6      Payment of SAR Amount.  On the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment on SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7      Termination of Employment or Board Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service as a Non-employee Director with the Company or an Affiliate~~s~~. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.

7.8      Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

7.9      Other Restrictions.  Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received on exercise of an SAR granted under this Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received on exercise of an SAR for a specified period of time.

Article 8.

Restricted Stock and Restricted Stock Units

8.1      Grant of Restricted Stock or Restricted Stock Units.

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Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and on such terms as the Committee shall determine.

8.2      Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.

8.3      Nontransferability of Restricted Stock and Restricted Stock Units.  Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or on earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.

8.4      Other Restrictions.  The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based on the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company on vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee and subject to Section 18.6, the Company may retain the certificates representing Shares of Restricted Stock, or Shares and delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5      Certificate Legend.  In addition to any legends placed on certificates under Section 8.4, each certificate representing Shares of Restricted Stock granted under this Plan may bear a legend such as the following:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Unit Corporation Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Unit Corporation.

8.6      Voting Rights.  To the extent provided by the Committee in the Award Agreement, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7      Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to

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the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.8      Termination of Employment~~.~~ or Board Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or service as a Non-employee Director with the Company or an Affiliates. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

8.9      Payment In Consideration of Restricted Stock Units.  When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or thereafter by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

Article 9.

Performance Shares and Performance Units

9.1      Grant of Performance Shares and Performance Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and on such terms as the Committee shall determine.

9.2      Value of Performance Shares and Performance Units.  Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which shall in no event be less than the FMV of a Share. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.

9.3      Earning of Performance Shares and Performance Units.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Despite the foregoing, the Company has the ability to require the Participant to hold the Shares received under such Award for a specified period of time.

9.4      Form and Timing of Payment of Performance Shares and Performance Units.  Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.

9.5      Termination of Employment or Board Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment or ~~Agency~~service as a Non-employee Director with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

9.6      Nontransferability of Performance Shares and Performance Units.  Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Performance Shares/Performance

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Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.

Cash-Based Awards and Stock-Based Awards

10.1    Grant of Cash-Based Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and on such terms as the Committee may determine.

10.2    Value of Cash-Based Awards.  Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, the extent to which the performance criteria are met.

10.3    Payment in Consideration of Cash-Based Awards.  Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.

10.4    Form and Timing of Payment of Cash-Based Awards.  Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5    Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.6    Termination of Employment or Board Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or service as a Non-employee Director with the Company or ~~Affiliates~~an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued under this Plan, and may reflect distinctions based on the reasons for termination.

10.7    Nontransferability of Cash-Based Awards and Stock-Based Awards.  Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11.

Performance Measures

Despite any other terms of this Plan, the vesting, payment, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation to an Insider shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the

12

Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the Performance Goal(s) on which the payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net operating profit;

(d) Operating earnings;

(e) Operating earnings per share;

(f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(g) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(h) Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

(i) Gross or operating margins;

(j) Share price (including, but not limited to, growth measures and total shareholder return);

(k) Margins;

(l) Operating efficiency;

(m) Customer satisfaction;

(n) Employee satisfaction;

(o) Working capital targets;

(p) Revenue growth; ~~and~~

(q) Growth of Assets; and

(r) Safety.

Any Performance Measure (s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).

The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Insiders, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes.

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In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12.

Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under this Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under this Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Despite the above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.

Article 13.

Rights of Participants~~Employees~~

13.1    Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer on any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or an Affiliate and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.

For purposes of this Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may stipulate in a Participant’s Award Agreement or otherwise the conditions under which a transfer of employment or ~~Agency~~services to an entity that is spun-off from the Company or an Affiliate, if any, shall not be deemed a termination of employment or services for purposes of an Award.

13.2    Participation.  No Employee or Non-employee Director shall have the right to be selected to receive an Award. No Employee or Non-employee Director, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.

13.3    Rights as a Shareholder.  Except to the extent otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14.

Change of Control

14.1    Accelerated Vesting and Payment.  Subject to the provisions of Section 14.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

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(a) Any and all Options and SARs granted under this Plan shall become immediately exercisable; additionally, if a Participant’s employment or service as a Non-employee Director is involuntarily terminated by the Company for any reason except Cause within twelve (12) months ~~of~~following such Change ~~in~~of Control, the Participant shall have until the earlier of (i) twelve (12) months following such termination date , or (ii) the term of the Option or SAR, to exercise such Options or SARs;

(b) Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

(c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control~~:~~ and performance-based Restricted Stock Units and Performance Units shall be immediately payable:

(i)	The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and

(ii)	Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control; ~~and~~

(d) On a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards as determined by the Committee~~.~~; and

(e) Notwithstanding anything in this Section 14.1 to the contrary, if any Award constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, such Award shall be immediately payable only if such Change of Control also constitutes a “change in control event” within the meaning of Section 409A of the Code, and shall otherwise be payable on the earliest possible date otherwise permissible under the terms of such Award.

14.2    Alternative Awards.  Despite Section 14.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines ~~in good faith~~ , before the occurrence of a Change of Control, in good faith and, to the extent applicable, in accordance qith Section 409A of the Code, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Article 17; provided that any such Alternative Award must:

(a) Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;

(b) Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(d) Have terms and conditions which provide that in the event that the Participant’s employment or service as a Non-employee Director is involuntarily terminated or Constructively Terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

Article 15.

Amendment, Modification, Suspension, and Termination

15.1    Amendment, Modification, Suspension, and Termination.  The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided however, that:

15

(a) ~~Without the prior approval of the Company’s shareholders, Options and SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Option.~~ Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs without stockholder approval.

(b) To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.

15.2    Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. To the extent such adjustment affects Awards to Insiders intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes.

15.3    Awards Previously Granted.  Despite any other provision of this Plan to the contrary, no termination, amendment, suspension, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

Article 16.

Withholding

The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

Article 17.

Successors

Any obligations of the Company or an Affiliate under this Plan with respect to Awards granted under this Plan, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Article 18.

General Provisions

18.1    Forfeiture Events.  Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment or board service under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.

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18.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

18.3    Delivery Of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan before:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.4    Investment Representations. The Committee may require each Participant receiving Shares under an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

18.5    Employees or Non-employee Directors Based Outside of The United States. Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees or Non-employee Directors, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of this Plan to the contrary, to:

(a) Determine which Affiliates shall be covered by this Plan;

(b) Determine which Employees or Non-employee Directors outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Non-employee Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.5 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Despite the above, the Committee may not take any actions under this Plan and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

18.6    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.

18.7    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken under its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate signs an Award Agreement instead of the Company the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made under this Plan shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

18.8    No Fractional Shares. No fractional Shares shall be issued or delivered under this Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

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18.9    Other Compensation and Benefit Plans. Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.

18.10  No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Article 19.

Legal Construction

19.1    Gender And Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.2    Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3    Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under this Plan.

The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.4    Governing Law.  This Plan and each Award Agreement shall be governed by the laws of the State of Oklahoma, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

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ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 2, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card, and annual report are available at http://www.unitcorp.com/corpreports.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

¢ 20333033000000000000 7	050212

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES FOR THE ELECTION OF DIRECTORS,

“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Approve, on an advisory basis, our named executive officers’ compensation.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES:  John G. Nikkel  Robert J. Sullivan Jr.  Gary R. Christopher		3.

Re-approve, for purposes of Section 162(m) of the Internal Revenue Code, the performance goals for performance-based compensation under the existing Unit Corporation Stock and Incentive Compensation Plan.

						☐	☐	☐
				4.	Approve the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	☐	☐	☐
				5.	Ratify the selection of PricewaterhouseCoopers LLP as the company’s independent public accounting firm for the year 2012.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 2, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card, and annual report are available at http://www.unitcorp.com/corpreports.html

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

20333033000000000000 7	050212

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES FOR THE ELECTION OF DIRECTORS,

“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Approve, on an advisory basis, our named executive officers’ compensation.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES:  John G. Nikkel  Robert J. Sullivan Jr.  Gary R. Christopher

3.    Re-approve, for purposes of Section 162(m) of the Internal Revenue Code, the performance goals for performance-based compensation under the existing Unit Corporation Stock and Incentive Compensation Plan.

					☐	☐	☐
				4. Approve the Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	☐	☐	☐
				5. Ratify the selection of PricewaterhouseCoopers LLP as the company’s independent public accounting firm for the year 2012.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.